EXECUTION COPY








                                    SHOWBOAT, INC.


                        13% SENIOR SUBORDINATED NOTES DUE 2009


                                      INDENTURE


                             Dated as of August 10, 1994



                                 MARINE MIDLAND BANK
                                       Trustee



















                                CROSS-REFERENCE TABLE*

               TRUST INDENTURE
                 ACT SECTION                                 INDENTURE
               SECTION
               310 (a)(1)..............................7.10
                  (a)(2)...............................7.10
                  (a)(3) ..............................N.A.
                  (a)(4)...............................N.A.
                  (a)(5).............................. 7.10
                  (b) .................................7.10
                  (c) ...............................  N.A.
               311 (a) ..............................  7.11
                  (b) ...............................  7.11
                  (c) ...............................  N.A.
               312 (a)...............................  2.05
                  (b).................................12.03
                  (c) ............................... 12.03
               313 (a) ..............................  7.06
                  (b)(1) ..............................7.06
                  (b)(2) ........................ 7.06;7.07
                  (c) .........................  7.06;12.02
                  (d)................................. 7.06
               314 (a) ..........................4.03;12.02
                  (b) .............................     N.A.
                  (c)(1) ............................ 12.04
                  (c)(2) ............................ 12.04
                  (c)(3) ..............................N.A.
                  (d)..................................N.A.
                  (e)  ...............................12.05
                  (f)..................................N.A.
               315 (a).................................7.01
                  (b)............................7.05,12.02
                  (c)  ................................7.01
                  (d)..................................7.01
                  (e)..................................6.11
               316 (a)(last sentence) ...............  2.09
                  (a)(1)(A)............................6.05
                  (a)(1)(B) ...........................6.04
                  (a)(2) ..............................N.A.
                  (b) ................................ 6.07
                  (c) ...............................  2.13
               317 (a)(1) .............................6.08
                  (a)(2)...............................6.09
                  (b) .................................2.04
               318 (a)............................... 12.01
                  (b)................................. N.A.
                  (c).................................12.01

               N.A. means not applicable.

               *This   Cross-Reference   Table  is  not  part  of  the
               Indenture.
                                  TABLE OF CONTENTS

                                                                  PAGE

                                      ARTICLE 1
                            DEFINITIONS AND INCORPORATION
                                     BY REFERENCE
                    Section 1.01.Definitions.......................1
                    Section 1.02.Other Definitions.................13
                    Section 1.03.Incorporation  by  Reference  of
                              Trust Indenture Act..................13
                    Section 1.04.Rules of Construction.............14

                                      ARTICLE 2
                                      THE NOTES
                    Section 2.01.Form and Dating...................14
                    Section 2.02.Execution and Authentication......15
                    Section 2.03.Registrar and Paying Agent........15
                    Section  2.04.Paying  Agent  to Hold Money in
                              Trust................................16
                    Section 2.05.Lists of Holders..................16
                    Section 2.06.Transfer and Exchange.............16
                    Section 2.07.Replacement Notes.................17
                    Section 2.08.Outstanding Notes.................17
                    Section 2.09.Treasury Notes....................17
                    Section 2.10.Temporary Notes...................18
                    Section 2.11.Cancellation......................18
                    Section 2.12.Defaulted Interest................18
                    Section 2.13.Record Date.......................19
                    Section 2.14.CUSIP Number......................19

                                      ARTICLE 3
                          REDEMPTION AND OFFERS TO PURCHASE
                    Section 3.01.Notices to Trustee................19
                    Section   3.02.Selection  of  Notes   to   Be
                              Purchased or Redeemed................19
                    Section 3.03.Notice of Redemption..............20
                    Section 3.04.Effect of Notice of Redemption....21
                    Section   3.05.Deposit   of   Redemption   or
                              Purchase Price.......................21
                    Section 3.06.Notes  Redeemed  or Purchased in
                              Part.................................21
                    Section 3.07.Optional Redemption...............21
                    Section 3.08.Mandatory Redemption..............22
                    Section 3.09.Offers to Purchase................23

                                      ARTICLE 4
                                      COVENANTS
                    Section 4.01.Payment of Notes..................24
                    Section 4.02.Maintenance of Office or Agency...25
                    Section 4.03.Reports...........................25
                    Section 4.04.Compliance Certificate............25
                    Section 4.05.Taxes.............................26
                    Section 4.06.Stay, Extension and Usury Laws....26
                    Section 4.07.Restricted Payments...............26
                    Section   4.08.Dividend  and  Other   Payment
                              Restrictions Affecting Subsidiaries..29
                    Section 4.09.Incurrence  of  Indebtedness and
                              Issuance of Disqualified Stock.......30
                    Section 4.10.Asset Sales.......................31
                    Section 4.11.Transactions with Affiliates......32
                    Section 4.12.Liens.............................34
                    Section 4.13.Additional Subsidiary Guarantees..34
                    Section  4.14.Redesignation  of  Non-Recourse
                              Subsidiary...........................34
                    Section 4.15.Offer to Purchase Upon Change of
                              Control..............................34
                    Section 4.16.Corporate Existence...............35
                    Section 4.17.Line of Business..................35
                    Section     4.18.No    Senior    Subordinated
                              Indebtedness.........................35
                    Section 4.19.Escrow Agent......................35

                                      ARTICLE 5
                                      SUCCESSORS

                    Section 5.01.Merger,  Consolidation,  or Sale
                              of Assets............................36
                    Section       5.02.Successor      Corporation
                              Substituted..........................37

                                      ARTICLE 6
                                DEFAULTS AND REMEDIES
                    Section 6.01.Events of Default.................37
                    Section 6.02.Acceleration......................39
                    Section 6.03.Other Remedies....................40
                    Section 6.04.Waiver of Past Defaults...........40
                    Section 6.05.Control by Majority...............40
                    Section 6.06.Limitation on Suits...............40
                    Section 6.07.Rights  of  Holders  of Notes to
                              Receive Payment......................41
                    Section 6.08.Collection Suit by Trustee........41
                    Section 6.09.Trustee May File Proofs of Claim..41
                    Section 6.10.Priorities........................42
                    Section 6.11.Undertaking for Costs.............42

                                      ARTICLE 7
                                       TRUSTEE
                    Section 7.01.Duties of Trustee.................42
                    Section 7.02.Rights of Trustee.................43
                    Section 7.03.Individual Rights of Trustee......44
                    Section 7.04.Trustee's Disclaimer..............44
                    Section 7.05.Notice of Defaults................44
                    Section 7.06.Reports by Trustee to Holders.....44
                    Section 7.07.Compensation and Indemnity........45
                    Section 7.08.Replacement of Trustee............46
                    Section 7.09.Successor Trustee by Merger, etc..47
                    Section 7.10.Eligibility; Disqualification.....47
                    Section   7.11.Preferential   Collection   of
                              Claims Against Company...............47

                                      ARTICLE 8
                       LEGAL DEFEASANCE AND COVENANT DEFEASANCE
                    Section    8.01.Option    to   Effect   Legal
                              Defeasance or Covenant Defeasance....47
                    Section 8.02.Legal Defeasance and Discharge....47
                    Section 8.03.Covenant Defeasance...............48
                    Section 8.04.Conditions to  Legal or Covenant
                              Defeasance...........................48
                    Section   8.05.Deposited   Money   and   U.S.
                              Government Obligations  to  be Held
                              in   Trust;   Other   Miscellaneous
                              Provisions...........................49
                    Section 8.06.Repayment to Company..............50
                    Section 8.07.Reinstatement.....................50

                                      ARTICLE 9
                          AMENDMENT, SUPPLEMENT AND WAIVER
                    Section  9.01.Without  Consent of Holders  of
                              Notes................................51
                    Section 9.02.With Consent of Holders of Notes..51
                    Section 9.03.Compliance  with Trust Indenture
                              Act..................................53
                    Section   9.04.Revocation   and   Effect   of
                              Consents.............................53
                    Section 9.05.Notation on or Exchange of Notes..53
                    Section 9.06.Trustee to Sign Amendments, etc...53

                                      ARTICLE 10
                                SUBSIDIARY GUARANTEES
                    Section 10.01.Subsidiary Guarantee.............53
                    Section 10.02.Subordination....................55
                    Section    10.03.Liquidation;    Dissolution;
                              Bankruptcy...........................55
                    Section 10.04.Default on Senior Debt  of  the
                              Guarantor............................55
                    Section 10.05.Acceleration of Notes............56
                    Section  10.06.When Distribution Must Be Paid
                              Over.................................56
                    Section 10.07.Notice by a Guarantor............57
                    Section 10.08.Subrogation......................57
                    Section 10.09.Relative Rights..................57
                    Section  10.10.Subordination   May   Not   Be
                              Impaired By Any Guarantor............58
                    Section   10.11.Distribution   or  Notice  to
                              Representative.......................58
                    Section  10.12.Rights of Trustee  and  Paying
                              Agent................................58
                    Section   10.13.Authorization    to    Effect
                              Subordination........................58
                    Section   10.14.Limitation   of   Guarantor's
                              Liability............................59
                    Section  10.15.Releases  Following  Sale   of
                              Assets...............................59

                                      ARTICLE 11
                                    SUBORDINATION
                    Section 11.01.Subordination....................59
                    Section    11.02.Liquidation;    Dissolution;
                              Bankruptcy...........................59
                    Section 11.03.Default on Senior Debt...........60
                    Section 11.04.Acceleration of Notes............61
                    Section 11.05.When Distribution Must  Be Paid
                              Over.................................61
                    Section 11.06.Notice by Company................61
                    Section 11.07.Subrogation......................62
                    Section 11.08.Relative Rights..................62
                    Section   11.09.Subordination   May   Not  Be
                              Impaired By Company..................62
                    Section   11.10.Distribution   or  Notice  to
                              Representative.......................62
                    Section  11.11.Rights of Trustee  and  Paying
                              Agent................................63
                    Section   11.12.Authorization    to    Effect
                              Subordination........................63

                                      ARTICLE 12
                                    MISCELLANEOUS
                    Section 12.01.Trust Indenture Act Controls.....63
                    Section 12.02.Notices..........................63
                    Section  12.03.Communication  by  Holders  of
                              Notes with Other Holders of Notes....64
                    Section  12.04.Certificate  and Opinion as to
                              Conditions Precedent.................65
                    Section    12.05.Statements    Required    in
                              Certificate or Opinion...............65
                    Section 12.06.Rules by Trustee and Agents......65
                    Section   12.07.No   Personal  Liability   of
                              Directors, Officers,  Employees and
                              Stockholders.........................65
                    Section 12.08.Governing Law....................66
                    Section  12.09.No  Adverse Interpretation  of
                              Other Agreements.....................66
                    Section 12.10.Successors.......................66
                    Section 12.11.Severability.....................66
                    Section 12.12.Counterpart Originals............66
                    Section 12.13.Table  of  Contents,  Headings,
                              etc..................................66

                                       EXHIBITS

                    Exhibit A FORM OF NOTE
                    Exhibit B FORM OF SUPPLEMENTAL INDENTURE
                    Exhibit C FORM OF NOTATION ON SENIOR  SUBORDINATED
                              NOTE RELATING TO NOTE GUARANTEE
                    Exhibit D FORM OF ESCROW AGREEMENT


                         INDENTURE dated as of August 10, 1994 between
               Showboat, Inc. a Nevada corporation (the "Company"), Atlantic City Showboat, Inc., a New Jersey corporation ("ACSI"), Ocean Showboat, Inc., a New Jersey corporation ("OSI") and Showboat Operating Company, a Nevada corporation ("SBOC") and Marine Midland Bank, a New York corporation, as trustee (the "Trustee").

                         The Company and the  Trustee agree as follows
               for the benefit of each other and for the equal and ratable benefit of the Holders of the 13% Senior Subordinated Notes due 2009:


                                      ARTICLE 1
                            DEFINITIONS AND INCORPORATION
                                     BY REFERENCE

               SECTION 1.01.  DEFINITIONS.

                         "AFFILIATE" of any specified Person means any
               other individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government or other entity of any kind directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                         "AGENT" means any Registrar, Paying  Agent or
               co-registrar.

                         "ASSET  SALE"  means  (i)  the  sale,  lease,
               conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary (each referred to in this definition as a "disposition") or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions) in each case, other than (a) a disposition of inventory in the ordinary course of business, (b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described below under "Merger, Consolidation or Sale of Assets" and "Offer to Purchase Upon Change of Control," (c) any disposition that is a Restricted Payment or that is a dividend or distribution permitted under the covenant described below under "Restricted Payments" or any Investment that is not prohibited thereunder or any disposition of cash or Cash Equivalents, and (d) any single disposition, or related series of dispositions, of assets with an aggregate fair market value of less than $3.0 million.

                         "ATLANTIC  CITY  SHOWBOAT"  means (i) all  of
               ACSI's interest in its hotel casino and related properties located at 801 Boardwalk, Atlantic City, New Jersey and any Project Expansion relating thereto and
               (ii) any contiguous property acquired by the Company or any of its Subsidiaries and any Project Expansion relating thereto.

                         "AUSTRALIAN   GAMING   APPROVAL"   means  the
               official selection of SHCL (or a Subsidiary of SHCL) as the sole licensee or operator of a casino gaming operation in Sydney, Australia.

                         "BANKRUPTCY LAW" means Title 11, U.S. Code or
               any similar federal or state law for the relief of debtors.

                         "BOARD  OF  DIRECTORS"  means  the  Board  of
               Directors of the Company, or any authorized committee of the Board of Directors.

                         "BUSINESS DAY" means any  day  other  than  a
               Legal Holiday.

                         "CAPITAL  STOCK"  means  any  and all shares,
               interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

                         "CASH  EQUIVALENTS"  means (i) United  States
               dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months from the date of acquisition and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above and
               (v) commercial paper having a rating of P-2 or the equivalent thereof by Moody's Investors Service, Inc. or A-2 or the equivalent thereof by Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

                         "CHANGE  OF  CONTROL" means the occurrence of
               any of the following events: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole; (ii) the liquidation or dissolution of the Company; (iii) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy vote, written notice or otherwise) the acquisition by any "person" or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange
               Act), other than the Company's Existing Management, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 30% or more of the total voting power entitled to vote in the election of the Board of Directors of the Company or such other Person surviving the transaction; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

                         "COMPANY"  means  the  party named as such in
               the recitals to this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                         "CONSOLIDATED CASH FLOW" means, with  respect
               to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income), plus (b) provision for taxes based on income or profits to the extent such provision for taxes was included in computing Consolidated Net Income, plus (c) consolidated interest expense of such Person for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments, amortization of deferred financing charges and the interest component of capital lease obligations), to the extent such expense was deducted in computing Consolidated Net Income, plus (d) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period and excluding any such non-cash charge that is included in consolidated interest expense or consolidated tax expense) of such Person for such period to the extent such depreciation, amortization and other non-cash charges were deducted in computing Consolidated Net Income, in each case, on a consolidated basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP.

                         "CONSOLIDATED NET INCOME" means, with respect
               to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, PROVIDED, that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting or that is a Non-Recourse Subsidiary shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary, (ii) the Net Income of any Person that is a Subsidiary (other than a Subsidiary of which at least 80% of the Capital Stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent Person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

                         "CONSOLIDATED  NET WORTH" means, with respect
               to any Person, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries plus (ii) the respective amounts reported on such Person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less
               (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business)
               subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined in accordance with GAAP.

                         "CONTROLLED  ENTITY" means any of  (a)  SHCL,
               (b) any Non-Recourse Subsidiary of the Company, including Showboat Star Partnership and Showboat Marina Partnership, provided that the Company or a Subsidiary of the Company owns at least 50% of the outstanding Capital Stock of such Non-Recourse Subsidiary, and which is designated by the Company as a Controlled Entity or (c) any Qualified Native American Gaming Project, including the Qualified Native American Project to be managed by Showboat Mohawk Investment Limited Partnership, provided that in each case: (i) each Subsidiary of the Company that owns, directly or indirectly (through one or more Subsidiaries), any Capital Stock of such Controlled Entity shall become a Guarantor of the Notes by executing a Subsidiary Guarantee; and (ii) such Controlled Entity is a Managed Entity or a Subsidiary of such Controlled Entity which is engaged in gaming activities is a Managed Entity.

                         "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall
               be at the address of the  Trustee  specified in Section
               12.02 hereof or such other address as to which the Trustee may give notice to the Company.

                         "CUSTODIAN"   means  any  receiver,  trustee,
               assignee, liquidator or similar official under any Bankruptcy Law.

                         "DEFAULT" means any event that is or with the
               passage of time or the giving of notice or both would be an Event of Default.

                         "DESIGNATED SENIOR DEBT" means,  with respect
               to any Person, (i) the First Mortgage Bonds and (ii) any other Senior Debt of such Person permitted under the Indenture the principal amount of which is $50.0 million or more or which is pari passu in right of payment to the First Mortgage Bonds and is secured by substantially the same collateral.

                         "DISQUALIFIED STOCK" means  any Capital Stock
               which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to August 1, 2009.

                         "DISTRIBUTION"   means,   for   purposes   of
               Articles 10 and 11, a distribution consisting of cash, securities or other property, by set-off or otherwise.

                         "EQUITY  INTERESTS"  means Capital Stock  and
               all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                         "ESCROW AGREEMENT" means the Escrow Agreement
               between the Company, the Trustee and National Westminster Bank NJ, as escrow agent, substantially in the form of Exhibit D hereto.

                         "EXCHANGE ACT" means the Securities  Exchange
               Act of 1934, as amended.

                         "EXCESS    NON-RECOURSE    SUBSIDIARY    CASH
               PROCEEDS" means 50% of all cash received by the Company or any Restricted Subsidiary from any Non-Recourse Subsidiary (other than cash that is or may be required to be returned or repaid to such Non-Recourse Subsidiary) in excess of $125 million in the aggregate.

                         "EXISTING HOTEL  CASINOS" means the Las Vegas
               Showboat and the Atlantic City Showboat.

                         "EXISTING INDEBTEDNESS" means Indebtedness of
               the Company or its Restricted Subsidiaries (other than under the Working Capital Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid, including without limitation, the First Mortgage Bonds.

                         "EXISTING  MANAGEMENT"  means J. K. Houssels,
               members of his family and his estate.

                         "FIRST  MORTGAGE  BOND INDENTURE"  means  the
               Indenture, dated as of May 18, 1993, among the Company, the Guarantors and IBJ Schroeder Bank & Trust Company, as amended, pursuant to which the First Mortgage Bonds were issued.

                         "FIXED  CHARGES" means, with respect  to  any
               Person for any period, the sum of (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments and the interest component of capital leases but excluding amortization of deferred financing fees and excluding capitalized interest) and (b) the product of (i) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis for such Person and its Restricted Subsidiaries and in accordance with GAAP.

                         "FIXED  CHARGE  COVERAGE  RATIO"  means  with
               respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period; PROVIDED that (a) in the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable period, (b) in making such computation, the Fixed Charges of such Person attributable to interest on any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period, (c) in making such computation, the Fixed Charges of such Person attributable to interest on any Indebtedness under a revolving credit facility shall be computed on a pro forma basis based upon the average daily balance of such Indebtedness outstanding during the applicable period, (d) in the event that the Company or any of its Restricted Subsidiaries consummates a Material Acquisition or an Asset Sale subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such material acquisition or Asset Sale (including the incurrence of any Indebtedness in connection therewith), as if the same had occurred at the beginning of the applicable period and in the event that the Company or any of its Restricted Subsidiaries purchases any assets or property (including the real property on which the Atlantic City Showboat is situated) which was previously leased by the Company or any of its Restricted Subsidiaries subsequent to the commencement of the period for which the calculation of the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such purchase as if the same had occurred at the beginning of the applicable period.

                         "GAAP"  means  generally accepted  accounting
               principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

                         "GAMING   AUTHORITY"    means   any   agency,
               authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, including, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the City Council of the City of Las Vegas, and the New Jersey Casino Control Commission with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its Subsidiaries.

                         "GAMING  RELATED  BUSINESS"  means the gaming
               business and other businesses necessary for, incident to, connected with or arising out of the gaming business (including developing and operating lodging facilities, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto).

                         "GUARANTORS" means each of  (i) SBOC, OSI and
               ACSI and (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns until any of them shall be released from their obligations as a Guarantor pursuant to the terms of this Indenture.

                         "HEDGING OBLIGATIONS"  means, with respect to
               any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                         "HOLDER" means a Person in  whose name a Note
               is registered.

                         "INDEBTEDNESS" of any Person  means,  without
               duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;
               (ii) all capitalized  lease obligations of such Person;
               (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued distributions or dividends); (vi) all obligations existing at the time under Hedging Obligations, foreign currency hedges and similar agreements; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons and all dividends and distributions of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and (viii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

                         "INDENTURE" means this Indenture,  as amended
               or supplemented from time to time.

                         "INVESTMENT   GRADE  SECURITIES"  means   (i)
               Marketable Securities, (ii) any other debt securities or debt instruments with a rating of "BBB-" (the lowest investment grade rating by S&P) or higher by S&P, "Baa-3" (the lowest investment grade rating by Moody's) or higher by Moody's or the equivalent of such rating by any other nationally recognized securities rating agency, and (iii) any fund investing exclusively in investments of the types described in clauses (i) and
               (ii) above.

                         "INVESTMENT GUARANTEE" means, with respect to
               any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, including, without limitation, any Indebtedness directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, or any other obligation under which any contract which, in economic effect, is substantially equivalent to a guarantee, including, without limitation, any Indebtedness of a partnership in which such Person is a general partner or of a joint venture in which such Person is a joint venturer, and any Indebtedness in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such
               Indebtedness, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such Indebtedness will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such Indebtedness will be protected against loss in respect thereof.

                         "INVESTMENTS"  means,  with  respect  to  any
               Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, Investment Guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                         "ISSUE  DATE" means August 10, 1994, the date
               on which the Notes are first authenticated and issued.
                         "LAS VEGAS  SHOWBOAT" means (i) the Company's
               hotel casino and related properties at 2800 Fremont Street, Las Vegas, Nevada and any Project Expansion relating thereto and (ii) any contiguous property acquired by the Company or any of its Subsidiaries and any Project Expansion relating thereto.

                         "LEGAL HOLIDAY" means a Saturday, a Sunday or
               a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                         "LIEN"  means, with respect to any asset, any
               mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                         "MANAGED  ENTITY"  mean either (i) any Person
               that is not under Third-Party Management, so long as such Person is not under Third-Party Management or (ii) a Person that the Company or any Subsidiary has a contract to manage the day-to-day gaming operations and affairs, so long as such contract remains in effect.

                         "MANAGEMENT  CONTRACT APPROVAL"  means,  with
               respect to the Sydney Harbour Casino, a binding agreement with SHCL that provides that the Company or a Person at least 80% of whose equity interests are owned by the Company or a wholly-owned Subsidiary (other than a Non-Recourse Subsidiary) will manage the gaming operations of the Sydney Harbour Casino for a period of not less than 12 years.

                         "MARKETABLE   SECURITIES"  means   (1)   U.S.
               Government Obligations; (2) any certificate of deposit, maturing not more than 270 days after the date of acquisition, issued by, or time deposit of, a commercial banking institution that has combined capital and surplus of not less than $100,000,000 or its equivalent in foreign currency, whose debt is rated at the time as of which any investment is made, of "A" (or higher) according to S&P or Moody's, or if none of S&P or Moody's shall then exist, the equivalent of such rating by any other nationally recognized securities rating agency; (3) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) with a rating, at the time as of which any investment therein is made, of "A-1" (indicating that the degree of timely payment is strong) (or higher) according to S&P or "P-1" (having a superior capacity for punctual repayment of short-term promissory obligations) (or higher) according to Moody's, or if neither of S&P and Moody's shall then exist, the equivalent of such rating by any other nationally recognized securities ratings agency; (4) any bankers acceptances or any money market deposit accounts, in each case, issued or offered by any commercial bank having capital and surplus in excess of $100,000,000 or its equivalent in foreign currency, whose debt is rated at the time as of which any investment there is made of "A" (an upper medium grade bond obligation) (or higher) according to S&P or Moody's, or if none of S&P or Moody's shall then exist, the equivalent of such rating by any other nationally recognized securities rating agency and (5) any fund investing exclusively in investments of the types described in clauses (1) through (4) above, and if such fund has at least $500,000,000 under management, including investments in repurchase obligations of the foregoing investments.

                         "MATERIAL  ACQUISITION" means any acquisition
               of a business, including the acquisition of operating commercial real estate, that has a fair market value in excess of $3.0 million and which the Company intends to continue to operate.

                         "NET  INCOME"  means,  with  respect  to  any
               Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however,
               (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss), and
               (iii) any loss on the retirement of the 11 3/8 % Mortgage-Backed Bonds Due 2002 of Ocean Showboat Finance Corporation (including write off of associated deferred financing charges).

                         "NET  PROCEEDS"  means  the  aggregate   cash
               proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including insurance proceeds), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets which are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

                         "NON-RECOURSE  DEBT"  means  Indebtedness  or
               that portion of Indebtedness (a) as to which none of the Company, the Guarantors and any of their respective Restricted Subsidiaries: (i) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness); (ii) is directly or indirectly liable; and (iii) constitutes the lender; and (b) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against a Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company, the Guarantors or any of their respective Restricted Subsidiaries to declare a default on such other
               Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                         "NON-RECOURSE  SUBSIDIARY"   means  any  Non-
               Recourse Subsidiary under the First Mortgage Bonds on the Issue Date and (i) a Subsidiary or (ii) any entity in which the Company or any of its Subsidiaries has an equity investment and pursuant to a contract or otherwise has the right to direct the day-to-day operation of such entity that, in the case of (i) or
               (ii), (a) at the time of its designation as a Non-Recourse Subsidiary has not acquired any assets (other than as specifically permitted by the "Restricted Payments" covenant), at any previous time, directly or indirectly from the Company, any of the Guarantors, or any of their respective Subsidiaries, (b) does not own, operate or manage any portion or any Existing Hotel Casino on the Issue Date, and (c) has no Indebtedness other than Non-Recourse Indebtedness, PROVIDED that at the time of such designation, after giving pro forma effect to such designation as if it occurred at the beginning of the applicable four-quarter period, the Company's Fixed Charge Coverage Ratio is not less than 70% of the Company's Fixed Charge Coverage Ratio immediately prior to such designation.

                         "NOTES"  means  the  13%  Senior Subordinated
               Notes due 2009, as amended or supplemented from time to time pursuant to the terms of this Indenture, that are issued under this Indenture (whether issued on or after the date of the Indenture).

                         "OBLIGATIONS"  means  any principal, premium,
               interest (including post-petition interest), penalties, fees, indemnifications, reimbursements, damages and other monetary liabilities payable under the documentation governing any Indebtedness.

                         "OFFICER" means, with respect  to any Person,
               the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant
               Treasurer, the Controller, the Secretary, Assistant Secretary or any Vice President of such Person.

                         "OFFICERS'  CERTIFICATE"  means a certificate
               signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof.

                         "OPINION  OF  COUNSEL" means an opinion  from
               legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                         "PARI   PASSU   INDEBTEDNESS"   means  senior
               subordinated   Indebtedness  of  the  Company  or   its
               Restricted Subsidiaries permitted by the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock," other than the Notes which is pari passu in right of payment with the Notes or the Subsidiary Guarantees.

                         "PERMITTED   INVESTMENTS"   means   (a)   any
               Investments in the Company, in a Wholly Owned Restricted Subsidiary of the Company or in a Guarantor;
               (b) any Investments in Marketable Securities; and (c) Investments by the Company or any Subsidiary of the
               Company in any Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or a Guarantor or
               (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company or a Guarantor.

                         "PERMITTED LIENS" means (a) Liens in favor of
               the Company; (b) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; PROVIDED, that such Liens were in existence prior to the contemplation of such merger or consolidation and less than one year prior to such Person becoming merged into or consolidated with the Company or any of its Subsidiaries; (c) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; PROVIDED, that such Liens were in existence prior to the contemplation of such acquisition and less than one year prior to such acquisition; (d) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (e) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (f) ground leases in respect of the real property on which facilities owned or leased by the Company or any of its Subsidiaries are located; (g) Liens arising from UCC financing statements regarding property leased by the Company or any of its Subsidiaries; (h) easements, rights-of-way, navigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of the Company and its Subsidiaries; (i) Liens securing purchase money obligations incurred or assumed in connection with the purchase of real or Personal property to be used in the business of the Company or any of its Restricted Subsidiaries within 180 days of such incurrence or assumption and (j) Liens on the real property underlying the Atlantic City Showboat securing the Resorts Bonds PROVIDED that the obligations under the Resorts Bonds can be assumed under the "Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant at the time that real property is acquired by the Company or any of its Subsidiaries.

                         "PERSON" means any  individual,  corporation,
               partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                         "PROJECT   EXPANSION"   means  any  addition,
               improvement, extension or capital repair to the Las Vegas Showboat or the Atlantic City Showboat or any contiguous or adjacent property, including the purchases of real estate or improvements thereon; but excluding separable furniture.
                         "QUALIFIED  NATIVE  AMERICAN  GAMING PROJECT"
               means any Gaming Related Business in the United States owned by a tribe or band of Native Americans in which the Company or a Subsidiary holds a management contract to manage or operate the day-to-day casino or gaming operations.

                         "REFINANCING    DISQUALIFIED   STOCK"   means
               Disqualified Stock issued in exchange for, or the proceeds of which are used, to extend, refinance, renew, replace, defease or refund Disqualified Stock permitted to be issued pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof or Disqualified Stock referred to in clause (c) of the second paragraph of Section 4.09 hereof.

                         "REFINANCING INDEBTEDNESS" means Indebtedness
               issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness permitted to be incurred pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof or Indebtedness referred to in clause (vi) of the second paragraph of Section 4.09 hereof.

                         "REGULAR   QUARTERLY  DIVIDEND"   means   the
               quarterly dividend determined by the Board of Directors of the Company in its reasonable judgment to be its regular and normal quarterly dividend and paid by the Company in accordance with the Company's prior business practices in an amount per share not to exceed $0.10 per fiscal year (or the equivalent thereof after giving effect to any stock splits, stock dividends or recapitalizations of the Common Stock after June 17,
               1994).

                         "REPRESENTATIVE"   means,   for  purposes  of
               Articles 10 and 11, the indenture trustee or other trustee, agent or representative for any Senior Indebtedness or, with respect to any Guarantor, for any Senior Indebtedness of such Guarantor.

                         "RESORTS  BONDS"  means,  the  First Mortgage
               Non-Recourse  Pass-Through Notes due June 30,  2000  of
               Resorts.

                         "RESPONSIBLE  OFFICER" when used with respect
               to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                         "RESTRICTED INVESTMENT" means  an  Investment
               other than a Permitted Investment.

                         "RESTRICTED  SUBSIDIARY" means any Subsidiary
               of the Company that is not a Non-Recourse Subsidiary.

                         "SEC"  means  the   Securities  and  Exchange
               Commission.

                         "SECURITIES ACT" means  the Securities Act of
               1933, as amended.

                         "SHCL" means Sydney Harbour  Casino  Holdings
               Limited, a New South Wales corporation.

                         "SENIOR  DEBT" means (a) with respect to  the
               Company, (i) the Obligations of the Company with respect to the Working Capital Credit Agreement and First Mortgage Bonds and (ii) any other Indebtedness permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is pari passu with or subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, (i) the Obligations of such Guarantor with respect to the Working Capital Credit Agreement and First Mortgage Bonds, (ii) any Guarantee by such Guarantor of any Senior Debt of the Company and (iii) any other Indebtedness permitted to be incurred by such Guarantor under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is pari passu with or subordinated in right of payment to the Subsidiary Guarantee of such Guarantor. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (v) any obligation of the Company or any
               Guarantor to, in respect of or imposed by any environmental, landfill, waste management or other regulatory or governmental agency, statute, law or court order, (w) any liability for federal, state, local or other taxes owed or owing by the Company or any Guarantor, (x) any Indebtedness of the Company or any Guarantor to any of the Company's Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture on or after the date of the Indenture.

                         "SIGNIFICANT SUBSIDIARY" means any Subsidiary
               that would be a "significant subsidiary" as defined  in
               Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

                         "SUBSIDIARY"  means,   with  respect  to  any
               Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any Non-Recourse Subsidiary.

                         "SUBSIDIARY  GUARANTEE" means each  guarantee
               of  the Notes by a Guarantor  pursuant  to  Article  10
               hereof.

                         "SYDNEY  HARBOUR  CASINO" means all of SHCL's
               interest in its proposed casino and related properties located in Sydney, Australia.

                         "TAX SHARING AGREEMENT" means the Tax Sharing
               Agreement, substantially in the form attached as an exhibit to the Indenture, as amended, supplemented or modified from time to time as permitted by the Indenture.

                         "TIA" means the Trust Indenture  Act  of 1939
               (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

                         "TRUSTEE" means the party named as such above
               until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                         "THIRD-PARTY  MANAGEMENT" with respect to any
               Person means that the day-to-day affairs or business operations of such Person are managed by a third party that is not the Company or any of its Subsidiaries.

                         "U.S.     GOVERNMENT    OBLIGATIONS"    means
               securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in
               Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                         "WEIGHTED  AVERAGE  LIFE TO MATURITY"  means,
               when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness; PROVIDED, HOWEVER, that with respect to any revolving Indebtedness, the foregoing calculation of Weighted Average Life to Maturity shall be determined based upon the total available commitments and the required reductions of commitments in lieu of the outstanding principal amount and the required payments of principal, respectively.

                         "WHOLLY OWNED RESTRICTED SUBSIDIARY"  of  any
               Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

                         "WHOLLY OWNED SUBSIDIARY" of any Person means
               a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

                         "WORKING CAPITAL CREDIT AGREEMENT" means that
               certain Credit Agreement, dated as of September 30, 1992, by and among ACSI and National Westminster Bank, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

               SECTION 1.02.  OTHER DEFINITIONS.
                                                       Defined in
                    Term                                 Section
                "Affiliate Transaction"                 4.11
                "Benefitted Party"                     10.01
                "Commencement Date"                     3.09
                "Covenant Defeasance"                   8.03
                "Custodian"                             4.13
                "Event of Default"                      6.01
                "Excess Proceeds"                       4.10
                "Guarantor"                            10.01
                "Guarantor Payment Blockage Notice"    10.04
                "incur"                                 4.09
                "Legal Defeasance"                      8.02
                "Offer Amount"                          3.09
                "Offer Period"                          3.09
                "Paying Agent"                          2.03
                "Payment Blockage Notice"              11.03
                "Payment Default"                       6.01
                "Purchase Date"                         3.09
                "Purchase Offer"                        3.09
                "Registrar"                             2.03
                "Restricted Payments"                   4.07

               SECTION  1.03.INCORPORATION  BY  REFERENCE   OF   TRUST
                            INDENTURE ACT.

                   Whenever  this  Indenture  refers to a provision of
               the TIA, the provision is incorporated by reference in and made a part of this Indenture, other than those provisions of the TIA that may be excluded herein, which provision shall be excluded to the extent specifically excluded in this Indenture.

                   The following TIA terms used in this Indenture have
               the following meanings:

                   "INDENTURE  SECURITIES"  means  the  Notes and  the
               Subsidiary Guarantees, if any;

                   "INDENTURE  SECURITY  HOLDER" means a Holder  of  a
               Note;
                   "INDENTURE TO BE QUALIFIED" means this Indenture;

                   "INDENTURE  TRUSTEE"  or   "INSTITUTIONAL  TRUSTEE"
               means the Trustee;

                   "OBLIGOR"  on  the  Notes means  the  Company,  the
               Guarantors and any successor obligor upon the Notes or any Subsidiary Guarantee, as the case may be.

                   All  other terms used in this  Indenture  that  are
               defined by the TIA, defined by TIA reference to another statute or defined by a rule or regulation promulgated by the SEC under the TIA have the meanings so assigned to them.

               SECTION 1.04.RULES OF CONSTRUCTION.

                   Unless the context otherwise requires:

                   (1)a term has the meaning assigned to it;

                   (2)an accounting term not otherwise defined has the
                meaning assigned to it in accordance with GAAP;

                   (3)"or" is not exclusive;

                   (4)words in the  singular  include  the plural, and
                words in the plural include the singular;

                   (5)provisions   apply  to  successive  events   and
                transactions; and

                   (6)references to  sections  of  or  rules under the
                Securities Act or the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                      ARTICLE 2
                                      THE NOTES

               SECTION 2.01.FORM AND DATING.

                   The   Notes   and   the  Trustee's  certificate  of
               authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The notation on each Note relating to any Subsidiary Guarantee shall be substantially in the form set forth on Exhibit C, which is part of this Indenture. The Notes may have notations, legends or endorsements approved as to form by the Company and required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in denominations of $1,000 and integral multiples thereof.

               SECTION 2.02.EXECUTION AND AUTHENTICATION.

                   Two Officers  of  the  Company shall sign the Notes
               for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form. An Officer of each Guarantor shall sign any Subsidiary Guarantee for such Guarantor by manual or facsimile signature.

                   If an Officer of the Company or any Guarantor whose
               signature is on a Note or a Subsidiary Guarantee, as the case may be, no longer holds that office at the time the Note is authenticated, the Note or the Subsidiary Guarantee, as the case may be, shall nevertheless be valid.

                   A Note shall  not  be  valid until authenticated by
               the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A hereto.

                   The Trustee shall,  upon  a  written  order  of the
               Company signed by two Officers of the Company, authenticate Notes for original issue up to an aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time shall not exceed the amount set forth in paragraph 4 of the Notes, except as provided in Section 2.07 hereof.

                   The Trustee  may  appoint  an  authenticating agent
               acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any Guarantor or an Affiliate of the Company or any Guarantor.

               SECTION 2.03.REGISTRAR AND PAYING AGENT.

                   The Company shall maintain (i) an office  or agency
               where Notes may be presented for registration of trans-fer or for exchange (including any co-registrar, the "REGISTRAR") and (ii) an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company or any Guarantor may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall be subject to any obligations imposed by the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation and indemnity in accordance with Section 7.07 hereof.

                   The  Company  initially  appoints  the  Trustee  as
               Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.


               SECTION 2.04.PAYING AGENT TO HOLD MONEY IN TRUST.

                   The Company shall require each  Paying  Agent other
               than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee of any Default by the Company or any Guarantor in
               making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Guarantor, if any) shall have no further liability for the money delivered to the Trustee. If the Company or any Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceeding relating to the Company or any Guarantor, the Trustee shall serve as Paying Agent for the Notes and the Company shall forward to the Trustee all money for the benefit of the Holders.

               SECTION 2.05.LISTS OF HOLDERS.

                   The Trustee shall preserve in  as current a form as
               is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company and/or any Guarantor shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of the Notes held by each thereof, and the Company and each Guarantor, if any, shall otherwise comply with TIA Section 312(a).

               SECTION 2.06.TRANSFER AND EXCHANGE.

                   When Notes are presented to the  Registrar  with  a
               request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the trans-fer or make the exchange if its requirements for such transactions are met; PROVIDED, HOWEVER, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

                   Neither  the  Company  nor the Registrar  shall  be
               required to (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption or purchase under Sections 3.02 or 3.09 hereof or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                   No service charge  shall be made to any Holder of a
               Note for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05 hereof, which shall be paid by the Company).

                   Prior  to  due  presentment  to  the  Trustee   for
               registration of the transfer of any Note, the Trustee, any Agent, the Company and any Guarantor may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Trustee, any Agent, the Company or any Guarantor shall be affected by notice to the contrary.

               SECTION 2.07.REPLACEMENT NOTES.

                   If   any  mutilated  Note  is  surrendered  to  the
               Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note (accompanied by a notation of the Subsidiary Guarantee duly endorsed by the Guarantors, if applicable) if the Trustee's requirements for replacements of Notes are met. If required by the Trustee, the Company or the Guarantors an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee, the Company and the Guarantors to protect the Company, the Guarantors, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. Each of the Company, the Guarantors and the Trustee may charge for its expenses in replacing a Note.

                   Every  replacement Note is an additional obligation
               of the Company and the Guarantors and shall be entitled to all of the benefits of this Indenture equally and ratably with all other Notes duly issued hereunder.

               SECTION 2.08.OUTSTANDING NOTES.

                   The Notes outstanding at any time are all the Notes
               authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.

                   If  a  Note is replaced pursuant  to  Section  2.07
               hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced
               Note is held by a bona fide purchaser.
                   If  the  principal amount of any Note is considered
               paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                   Subject to Section 2.09 hereof,  a  Note  does  not
               cease to be outstanding because the Company, a Subsidiary of the Company or an Affiliate of the Company holds the Note.

               SECTION 2.09.TREASURY NOTES.

                   In  determining whether the Holders of the required
               principal   amount  of  Notes  have  concurred  in  any
               direction, waiver or consent, Notes owned by the Company, any Guarantor, any of their respective Subsidiaries or any Affiliate of the Company or any Guarantor shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer knows to be so owned shall be so considered. Notwithstanding the foregoing, Notes that are to be acquired by the Company, any Guarantor, any Subsidiary of the Company or any Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, such Guarantor, such Subsidiary of the Company or such Affiliate of the Company until legal title to such Notes passes to the Company, such Guarantor, such Subsidiary of the Company or such Affiliate of the Company as the case may be.

                   With respect to any Notes beneficially owned by the
               Company or any of its Wholly Owned Subsidiaries (other than any Non-Recourse Subsidiary), any accrued interest due and payable on such Notes shall be deemed to have been paid by the Company to itself or to its Wholly Owned Subsidiary (other than any Non-Recourse Subsidiary) on the date on which such interest payment is due and the Company may deduct from the interest payment payable to the other Holders all accrued interest payments on such Notes; PROVIDED that (i) such Notes are registered in the name of the Company or such Wholly Owned Subsidiary at the close of business on the applicable record date and (ii) at least ten Business Days prior to the date on which such interest payment is to be made, the Company delivers to the Trustee an Officers' Certificate certifying that such Notes were registered in the name of the Company or such Wholly Owned Subsidiary at the close of business on the applicable record date.

               SECTION 2.10.TEMPORARY NOTES.
                   Until definitive Notes are ready  for delivery, the
               Company may prepare and the Trustee shall authenticate temporary Notes (accompanied by a notation of the Subsidiary Guarantee duly endorsed by the Guarantors, if applicable). Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Notes (accompanied by a notation of the Subsidiary Guarantee duly endorsed by the Guarantors, if applicable) in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

               SECTION 2.11.CANCELLATION.

                   The Company at  any  time  may deliver Notes to the
               Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surren-dered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act), unless the Company directs cancelled Notes to be returned to it. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that cancelled Notes be returned to it.

               SECTION 2.12.DEFAULTED INTEREST.

                   If the Company  or  any  Guarantor  defaults  in  a
               payment of interest on the Notes, the Company or such Guarantor (to the extent of their obligations under the Subsidiary Guarantees) shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall fix or cause to be fixed each such special record date and payment date, and shall, promptly thereafter, notify the Trustee of any such date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

               SECTION 2.13.RECORD DATE.

                   The  record  date for purposes of  determining  the
               identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

               SECTION 2.14.CUSIP NUMBER.

                   The Company in issuing the Notes may  use a "CUSIP"
               number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.


                                      ARTICLE 3
                          REDEMPTION AND OFFERS TO PURCHASE

               SECTION 3.01.NOTICES TO TRUSTEE.

                   If  the  Company elects to redeem Notes pursuant to
               the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

                   If the Company  is  required  to  make  an offer to
               purchase Notes pursuant to the provisions of Sections 4.10, 4.15 or 4.19 it shall furnish to the Trustee, at least 30 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the offer's terms, (iii) the purchase price, (iv) the principal amount of the Notes that may be purchased, and (v) further setting forth a statement to the effect that (a) the Company or one of its Subsidiaries has made an Asset Sale and there are Excess Proceeds aggregating more than $10.0 million and the amount of such Excess Proceeds, (b) a Change of Control has occurred or (c) that Australian Gaming Approval and Management Contract Approval had not been obtained by the first anniversary of the Issue Date.

               SECTION  3.02.SELECTION  OF NOTES TO  BE  PURCHASED  OR
                            REDEEMED.

                   If less than all of the  Notes  are to be purchased
               in an Asset Sale Offer or redeemed at any time, the Trustee shall select the Notes to be purchased or redeemed among the applicable Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis by lot or by such method as the Trustee considers fair and appropriate. In the event of partial redemption in the manner provided above, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption. In the event that less than all of the Notes properly tendered in an Asset Sale Offer are to be purchased, the particular Notes to be purchased shall be selected promptly upon the expiration of such Asset Sale Offer.

                   The Trustee shall promptly notify  the  Company  in
               writing of the Notes selected for redemption and, in the case of any Note selected for partial purchase or redemption, the principal amount thereof to be purchased or redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be purchased or redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be purchased or redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                   In the  event  the  Company  is required to make an
               Asset Sale Offer pursuant to Sections 3.09 and 4.10 hereof and the amount of Excess Proceeds to be applied to such purchase would result in the purchase of a principal amount of Notes which is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company the portion of such Excess Proceeds that is not necessary to purchase the immediately lesser principal amount of Notes that is so divisible.
               SECTION 3.03.NOTICE OF REDEMPTION.

                   At least 30 days but not more than 60 days before a
               purchase or redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                   The  notice shall identify the Notes to be redeemed
               and shall state:

                   (a)the redemption date;

                   (b)the redemption price;

                   (c)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                   (d)the name and address of the Paying Agent;

                   (e)that   Notes   called  for  redemption  must  be
                surrendered to the Paying Agent to collect the redemp-tion price;

                   (f)that, unless the Company defaults in making such
                redemption  payment,  interest  on  Notes  called  for
                redemption  ceases  to  accrue   on   and   after  the
                redemption date;

                   (g)the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                   (h)that  no  representation   is  made  as  to  the
                correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                   At  the  Company's  request, the Trustee shall give
               the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

               SECTION 3.04.EFFECT OF NOTICE OF REDEMPTION.

                   Once notice of redemption is mailed  in  accordance
               with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

               SECTION 3.05.DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

                   On or prior to any redemption date or purchase date
               with respect to an offer to purchase the Notes required hereunder, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

                   If the Company complies with the provisions of  the
               preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment or on the Notes or the portions of Notes tendered on any offer to purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If a redemption or purchase date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such redemption date to such succeeding Business Day. If any Note called for redemption or tendered for purchase shall not be so paid upon surrender for redemption or such tender because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each
               case  at  the  rate  provided   in  the  Notes  and  in
               Section 4.01 hereof.

               SECTION 3.06.NOTES REDEEMED OR PURCHASED IN PART.

                   Upon  surrender  of  a  Note that  is  redeemed  or
               purchased in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note (accompanied by a notation of the Subsidiary Guarantee duly endorsed by the Guarantors, if applicable) equal in principal amount to the
               unredeemed   or  unpurchased  portion   of   the   Note
               surrendered.

               SECTION 3.07.OPTIONAL REDEMPTION.

                   (a)  Except  as  set  forth  in  clause (b) of this
               Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to August 1, 2001. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

               PERCENTAGE                                   YEAR

                    ........................................2001
               103.900%
                    ........................................2002
               102.600%
                    ........................................2003
               101.300%
                    ........................................2004   and
               thereafter...................................  100.000%

                   (b)Notwithstanding  any  other provision hereof, if
               any Gaming Authority requires that a Holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable gaming law and such Holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or such beneficial owner is not so licensed, qualified or found suitable, the Company shall have the right, at its option (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days of receipt of such notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or (ii) to call for the redemption of the Notes of such Holder or beneficial owner at the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired the Notes, together with, in either case, accrued interest to the earlier of the date of redemption or such earlier date as may be required by such Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. Notwithstanding the foregoing, upon receipt of notice from a Gaming Authority that any Holder is disqualified or unsuitable, it shall be unlawful for any such disqualified or unsuitable Holder: (i) to receive any dividends or interest upon the Notes; (ii) to exercise, directly or through any trustee or nominee, any right conferred by the Notes; or (iii) to receive any remuneration in any form from the Company or its Subsidiaries for services rendered or otherwise. The Company shall notify the Trustee in writing of any such redemption as soon as practicable and the redemption price of each Note to be redeemed. The Trustee shall not be deemed to have knowledge of the existence of any disqualified Holder unless and until it receives written notice thereof from the Company. The Holder of Notes or beneficial owner applying for a license, qualification or a finding of suitability shall pay all costs of the licensure or investigation for such qualification or finding of suitability. The Company shall not be required to pay or reimburse any Holder of the Notes or beneficial owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expense shall be the obligation of such Holder or beneficial owner.

                   (c)Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section
               3.01 through 3.06 hereof.

               SECTION 3.08.MANDATORY REDEMPTION.

                   The Company shall not be required to make mandatory
               redemption or sinking fund payments with respect to the Notes prior to the maturity of the Notes (whether at final maturity or upon acceleration thereof).

               SECTION 3.09.OFFERS TO PURCHASE.

                   (a)In the event  that,  pursuant  to Sections 4.10,
               4.15 or 4.19 hereof, the Company shall be required to commence an offer to all Holders to purchase some or all of the Notes (each, a "PURCHASE OFFER"), it shall follow the procedures specified in this Section 3.09.

                   (b)The Purchase  Offer  shall  commence on the date
               (the "COMMENCEMENT DATE") specified  in  Sections 4.10,
               4.15 or 4.19 hereof, as the case may be, remain open for a period specified by the Company, which shall be in accordance with Sections 4.10, 4.15 or 4.19 hereof, as the case may be, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Sections 4.10, 4.15 or 4.19 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to such Purchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                   If  the  Purchase  Date  is on or after an interest
               record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to such Purchase Offer.

                   Upon  the  commencement  of a Purchase  Offer,  the
               Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to such Purchase Offer. The Purchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Purchase Offer, shall state:

                      (i)that the Purchase Offer is being made pursuant to Sections 4.10, 4.15 or 4.19 hereof, as the case may be, the Offer Period, and the expiration date of the Offer Period;

                      (ii)the Offer Amount, the purchase price and the
                Purchase Date;

                      (iii)that any Note not tendered and accepted for
                payment shall continue to accrue interest;

                      (iv)that, unless  the Company defaults in making
                such payment, any Note accepted for payment pursuant to the Purchase Offer shall cease to accrue interest after the Purchase Date;

                      (v)that Holders electing to have a Note purchased pursuant to any Purchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of the Offer Period;

                      (vi)that Holders  shall  be entitled to withdraw
                their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the close of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                      (vii) that, if the aggregate principal amount of
                Notes surrendered by Holders exceeds the Offer Amount, the Notes shall be selected for purchase pursuant to the terms of Section 3.02 hereof, and that Holders whose Notes were purchased only in part shall be issued new Notes (accompanied by a notation of the Subsidiary Guarantee duly endorsed by the Guarantors, if applicable) equal in principal amount to the unpurchased portion of the Notes surrendered; and

                      (viii) (x) if such  Purchase  Offer was pursuant
                to Section 4.15, the circumstances and material facts regarding such Change of Control, including but not limited to, information with respect to pro forma and historical financial information after giving effect to such Change of Control, and information regarding the Person or Persons acquiring control, (y) if such Purchase Offer was pursuant to Section 4.10, the circumstances and material facts regarding the Asset Sale or Asset Sales giving rise to such Purchase Offer, including but not limited to, information with respect to pro forma and historical financial information if material operations of the Company or any Restricted Subsidiary were divested in such Asset Sale or Asset Sales and (z) if such Purchase Offer was pursuant to the terms of Section 4.19, the circumstances and material facts regarding the failure to obtain Australian Gaming Approval or Management Contract Approval and the then current plans, if any, of SHCL with respect to the Sydney Harbour Casino.

                   On  or before the Purchase Date, the Company shall,
               to the extent lawful, accept for payment, pursuant to the terms of Section 3.02 hereof, the Offer Amount of Notes or portions thereof tendered pursuant to the Purchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
               Section 3.09. The Company, the depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase
               Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note (accompanied by a notation of the Subsidiary
               Guarantee duly endorsed by the Guarantors, if applicable) to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of such Purchase Offer on the Purchase Date.

                   Other  than as specifically provided in  this  Sec-
               tion 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof to the extent applicable.


                                      ARTICLE 4
                                      COVENANTS

               SECTION 4.01.PAYMENT OF NOTES.

                   The  Company  shall pay or cause  to  be  paid  the
               principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Other than pursuant to Section 3.05, principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Guarantor, holds as of Noon New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company no later than two days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes.

               SECTION 4.02.MAINTENANCE OF OFFICE OR AGENCY.

                   The  Company  shall  maintain  in  the  Borough  of
               Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company or the Guarantors in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                   The Company may also from  time  to  time designate
               one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                   The Company hereby designates  the  Corporate Trust
               Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

               SECTION 4.03.REPORTS.

                   Whether   or   not   required   by  the  rules  and
               regulations  of  the  SEC,  so  long as any  Notes  are
               outstanding, the Company shall (i) furnish to the Trustee and to all Holders all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) file a copy of all such information with the SEC for public availability (unless the SEC will not accept such a filing) and file such information with the Trustee and make such information available to investors and securities analysts who request it in writing. The Company shall at all times comply with TIA Section 314(a).

               SECTION 4.04.COMPLIANCE CERTIFICATE.

                   (a)The Company shall deliver to the Trustee, within
               120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and each obligor on the Notes and this Indenture has kept, observed, performed and fulfilled its obligations under this Indenture (including with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.07 were computed, which calculations may be based on the Company's latest available financial statements), and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and each such obligor, has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company or any obligor, as the case may be, is taking or proposes to take with respect thereto.

                   (b)So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated the provisions contained in Sections 4.01, 4.05, 4.07, 4.09, 4.10, 4.17, 4.18 or
               5.01 hereof or (to the extent such provisions relate to accounting matters), if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                   (c)The Company  shall,  so long as any of the Notes
               are outstanding, deliver to the Trustee, within five Business Days upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

               SECTION 4.05.TAXES.

                   The Company  shall pay, and shall cause each of its
               Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

               SECTION 4.06.STAY, EXTENSION AND USURY LAWS.

                   Each of the Company and  the  Guarantors  covenants
               (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

               SECTION 4.07.RESTRICTED PAYMENTS.

                (a)The Company shall not, and shall not permit  any of
               its Restricted Subsidiaries to, directly or indirectly:

                   (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests other than dividends or distributions payable in Equity Interests (other than Disqualified Stock of the Company or such Restricted Subsidiary or dividends or distributions by a Restricted Subsidiary of the Company PROVIDED, that to the extent that a portion of such dividend or distribution is paid to a Holder other than the Company or a Restricted Subsidiary, such portion of such dividend or distribution is not greater than such Holder's pro rata aggregate common equity interest in such Restricted Subsidiary;

                   (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

                   (iii) voluntarily purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is PARI PASSU with or subordinated to the Notes; or

                   (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
                (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of such Restricted Payment:

                      (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                      (2) with respect to a Restricted Payment other than a Regular Quarterly Dividend or a Restricted Investment in a Subsidiary engaged in a Gaming Related Business, the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

                      (3) such Restricted  Payment,  together with the
                   aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (including Restricted Payments permitted by clauses (i) and (ii) of the next succeeding paragraph but excluding any Restricted Payments permitted by clauses (iii)-(ix) of the next succeeding paragraph), is less than the sum of (x) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from April 1, 1993 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus (y) 100% of the aggregate net cash proceeds received by the
                   Company from the issuance or sale of Equity Interests of the Company (other than Equity Interests sold to a Restricted Subsidiary of the Company and other than Disqualified Stock) from and including the date of the First Mortgage Bond Indenture (including any such Equity Interests issued concurrently with the issuance of the Notes), plus (z) Excess Non-Recourse Subsidiary Cash Proceeds received after the date of the First Mortgage Bond Indenture.

                (b)The foregoing provisions of this Section 4.07 shall
               not prohibit:

                   (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

                   (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock);

                   (iii) Investments  by the Company or any Restricted
                Subsidiary in an amount not to exceed $75 million in the aggregate (measured as of the date such Investments were made) in any Non-Recourse Subsidiaries engaged in a Gaming Related Business; PROVIDED that any loan to, or Investment Guarantee in favor of, a Non-Recourse Subsidiary that is not a Restricted Subsidiary shall mature prior to the earlier of (x) the termination of the management contract pursuant to which the Company or any of its Restricted Subsidiaries manages such Non-Recourse
                Subsidiary  and  (y)  the  Company   or   any  of  its
                Restricted Subsidiaries otherwise ceasing to have control over the direction of the day-to-day operations of such Non-Recourse Subsidiary;

                   (iv) Investments by the Company or  any  Restricted
                Subsidiary in any Non-Recourse Subsidiary engaged in a Gaming Related Business in an amount (measured as of the date such Investments were made) not to exceed in the aggregate 100% of all cash received by the Company or any Restricted Subsidiary from any Non-Recourse
                Subsidiary (other than cash which is or may be required to be repaid or returned to such Non-Recourse Subsidiary) up to $75.0 million in the aggregate and thereafter 50% of all cash received by the Company or any Restricted Subsidiary from any Non-Recourse Subsidiary (other than cash which is or may be required to be repaid or returned to such Non-Recourse Subsidiary); PROVIDED that the aggregate amount of Investments pursuant to this clause does not exceed $125.0 million in the aggregate;

                   (v) the purchase, redemption, defeasance, or other acquisition or retirement for value of any PARI PASSU Indebtedness with the substantially concurrent purchase, redemption, defeasance, or other acquisition or retirement for value of the Notes (on a pro rata basis in relation to the outstanding aggregate principal amount of such Indebtedness and the aggregate principal amount of the outstanding Notes or which was on a basis offered pro rata to the Holders of the Notes);

                   (vi) any voluntary purchase, redemption, defeasance
                or other acquisition or retirement for value of any PARI PASSU Indebtedness with the proceeds of the substantially concurrent issuance of Refinancing Indebtedness relating to such PARI PASSU Indebtedness in accordance with Section 4.09 hereof;

                   (vii)  dividends  or  distributions   from  a  Non-
                Recourse Subsidiary or dividends or distributions from a Controlled Entity;

                   (viii) any purchase, redemption, defeasance or other acquisition or retirement for value of any PARI PASSU Indebtedness (other than pursuant to clause (v) or (vi) above) up to $30.0 million in aggregate principal amount; and

                   (ix) Investments by the Company or any Guarantor in
                Controlled Entities, so long as such Persons remain Controlled Entities, PROVIDED that (A) any Investment in SHCL exceeding $110.0 million shall be a Restricted Payment pursuant to the proceeding paragraph, (B) neither the Company nor any Guarantor shall invest any portion of the Las Vegas Showboat or the Atlantic City Showboat in, or contribute any such assets to, a Controlled Entity and (C) the Company would have at the time of such Investment and after giving effect thereto as if such Investment had been made at the beginning of the applicable four-quarter period, a Fixed Charge Coverage Ratio of at least 1.5 to 1 if such Investment is made prior to December 31, 1996 and at least 1.75 to 1 if such Investment is made thereafter; PROVIDED that, with respect to clauses
                (iii)-(ix) above, immediately after giving effect to the transaction contemplated therein, no Default or Event of Default would occur as a consequence thereof.

                (c)Any Investment in a Restricted Subsidiary that becomes a Non-Recourse Subsidiary or any Investment in a Wholly Owned Subsidiary that becomes a Non-Wholly Owned Restricted Subsidiary that is not a Guarantor shall become a Restricted Payment made on such date in the amount of the greater of (x) the book value of the Investment in such Subsidiary on such date and (y) the fair market value of the Investment in such Subsidiary on such date as determined (A) in good faith by the Board of Directors of the Company if such fair market value is determined to be less than $10.0 million and
               (B) by an investment banking firm of national standing with high yield underwriting expertise if such fair
               market   value   is  determined  to  be  in  excess  of
               $10.0 million.

                (d)Any Guarantee  that  is  an  Investment  in  a Non-
               Recourse Subsidiary shall cease to be deemed an Investment (and shall be deemed to have not been made) to the extent that the Guarantee is released without payment on the obligations guaranteed by the Company or any Restricted Subsidiary.

                (e)If any Controlled Entity ceases to  be a Controlled
               Entity, then all Investments owned by the Company or any Restricted Subsidiary in such Controlled Entity shall be deemed to be a Restricted Investment made on such date, unless such former Controlled Entity purchases or redeems all such Investments for a price at least equal to the greater of the book value of such Investments on the date such entity ceases to be a Controlled Entity or the original amount of such Investments.

               SECTION  4.08.DIVIDEND  AND  OTHER PAYMENT RESTRICTIONS
                            AFFECTING SUBSIDIARIES.

                The Company shall not, and shall not permit any of its
               Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary, other than a Guarantor, to:

                   (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries
                (x) on its Capital Stock or (y) with respect to any other interest or participation in, or measured by, its profits;

                   (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

                   (iii) make loans  or advances to the Company or any
                of its Restricted Subsidiaries; or

                   (iv) transfer any of  its  properties  or assets to
                the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of:

                      (1) Existing Indebtedness  as  in  effect on the
                   Issue Date;

                      (2) the Working Capital Credit Agreement  as  in
                   effect as of the Issue Date;

                      (3) this Indenture and the Notes;

                      (4) applicable law;

                      (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that the Consolidated Cash Flow of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture;

                      (6) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

                      (7) with respect to clause (iii) above, purchase
                   money obligations for property acquired in the ordinary course of business; or

                      (8) permitted Refinancing Indebtedness, PROVIDED
                   that the restrictions contained in the agreements governing such Refinancing Indebtedness are substantially not more restrictive taken as a whole than those contained in the agreements governing the Indebtedness being refinanced.

               SECTION 4.09.INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF
                            DISQUALIFIED STOCK.

                (a)The Company shall  not, and shall not permit any of
               its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to or become responsible for (collectively, "INCUR"), any Indebtedness and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company or any Restricted Subsidiary may incur Indebtedness if:

                   (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred is greater than
                2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred at the beginning of such four-quarter period; and

                   (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

                (b)The foregoing limitations in this Section 4.09 shall not apply to:

                   (i) the incurrence by the Company or any Restricted
                Subsidiary of up to $25.0 million in aggregate principal amount of Indebtedness outstanding at any one time, the proceeds of which are used to acquire or lease tangible assets;

                   (ii) the incurrence by the Company or any Restricted Subsidiary of Indebtedness pursuant to the Working Capital Credit Agreement for working capital purposes in an aggregate principal amount not to exceed $25.0 million outstanding at any one time; PROVIDED that there shall be no such Indebtedness outstanding for a period of 14 consecutive days in each calendar year (other than in respect of standby letters of credit);

                   (iii)  the  incurrence  by  the   Company  and  its
                Restricted Subsidiaries of the Existing Indebtedness;

                   (iv) the incurrence by the Company  of Indebtedness
                represented by the Notes (including any Notes issued after the date of this Indenture) and the incurrence by the Guarantors of the Subsidiary Guarantees;

                   (v)  Indebtedness   incurred   in  connection  with
                Hedging  Obligations  with  respect  to   Indebtedness
                otherwise permitted under this paragraph;

                   (vi) the incurrence by the Company of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace or refund Indebtedness referred to in the first paragraph of this covenant or in clauses (i) through (v) above and clause (viii) below (the "Refinancing Indebtedness"); PROVIDED, HOWEVER, that:

                      (1) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount of reasonable expenses incurred in connection therewith);

                      (2) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded;

                      (3) the Refinancing Indebtedness shall be subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced or refunded; and

                      (4) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                   (vii) Indebtedness between the Company and any Restricted Subsidiary; and

                   (viii) the incurrence by the Company or any Restricted Subsidiary of Indebtedness that is not otherwise permitted under this covenant not to exceed an aggregate principal amount of $10.0 million outstanding at any one time under this clause (viii).

                (c)The Company shall not permit any of its Non-Recourse Subsidiaries to incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Indebtedness; PROVIDED, HOWEVER, that if any such Non-Recourse Subsidiary ceases to remain a Non-Recourse Subsidiary, such event shall be deemed to constitute the incurrence of the Indebtedness in such Subsidiary by a Restricted Subsidiary.

               SECTION 4.10.ASSET SALES.

                (a)The Company shall not, and shall  not permit any of
               its Restricted Subsidiaries to, cause, make or suffer to exist any Asset Sale unless:

                   (i) no Default exists or is continuing immediately prior to and after giving effect to such Asset Sale;

                   (ii) the Company (or such Restricted Subsidiary, as
                the case may be) receives consideration at the time of each such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or equity securities sold or otherwise disposed of; and

                   (iii) at least 90% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; PROVIDED, HOWEVER, that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash, shall be deemed to be cash (to the extent of the cash received) for purposes of this provision.

                (b)Within 360 days after any  Asset  Sale, the Company
               (or the Subsidiary, as the case may be) may apply the Net Proceeds from such Asset Sale, at its option, either: (i) to permanently reduce Senior Debt of the Company or (ii) to reinvest or cause to be reinvested the Net Proceeds from such Asset Sale in another asset or business in a Gaming Related Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt of the Company, including under the Working Capital Credit Agreement, or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from any Asset Sale that are not applied as provided in clauses (i) and (ii) of this paragraph constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer (an "ASSET SALE OFFER") to
               (a) all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds or (b) at the Company's option, make an Asset Sale Offer to redeem outstanding Notes and PARI PASSU Indebtedness, on a pro rata basis in relation to the outstanding aggregate principal amount of such Indebtedness and the aggregate principal amount of the Notes then outstanding, in each case at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer to purchase is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset at zero.

               SECTION 4.11.TRANSACTIONS WITH AFFILIATES.

                The Company shall not, and shall not permit any of its
               Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or maintain any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless:

                   (i) such Affiliate Transaction is on terms that are
                no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

                   (ii) with respect to any Affiliate Transaction with
                a Non-Recourse Subsidiary, which, either individually or when combined with all other Affiliate Transactions with Non-Recourse Subsidiaries during the past year, involves aggregate payments in excess of $1.0 million, a majority of the Board of Directors approves each such transaction;

                   (iii) with respect to any Affiliate Transaction (other than with any Non-Recourse Subsidiary) involving aggregate payments in excess of $1.0 million, or with respect to any Affiliate Transaction with all Non-Recourse Subsidiaries, which, either individually or when combined with all other Affiliate Transactions with Non-Recourse Subsidiaries during the past year, involves aggregate payments in excess of $3.0 million, the Company delivers to the Trustee a resolution of the Board of Directors set forth in an Officers' Certificate certifying that any such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction is approved by a majority of the Board of Directors; and

                   (iv) with respect to any Affiliate Transaction involving aggregate payments in excess of $10.0 million, the Company delivers to the Trustee an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing with expertise in high yield debt offerings or in the case of a transaction involving the sale or transfer of assets subject to valuation, such as real estate, an appraisal by a nationally recognized appraisal firm; PROVIDED, HOWEVER, that the following shall not be deemed Affiliate Transactions:

                      (1) any employment agreement entered into by the
                   Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

                      (2) transactions between  or  among  the Company
                   and/or its Restricted Subsidiaries;

                      (3)  payments  made pursuant to the Tax  Sharing
                   Agreement;

                      (4)     Restricted     Payments,      dividends,
                   distributions  or  Investments  permitted  by   the
                   provisions of Section 4.07 hereof;

                      (5) payments to an Affiliate of ACSI in respect of the leasing of land from such Affiliate; PROVIDED that the terms of clause (i) above are complied with;

                         (6) payments by the Company pursuant  to  the
                      indemnification agreement with its directors and officers in such director's or officer's capacity as a director or officer of the Company or a Restricted Subsidiary;

                      (7) the engagement of Kummer  Kaempfer  Bonner &
                   Renshaw (or any successor firm) for legal services in connection with the business of the Company or its Subsidiaries; PROVIDED that the payment for such services does not exceed $1.0 million in any fiscal year;

                      (8) loans to employees  of  the  Company  or any
                   Restricted Subsidiary, other than relocation loans, in an amount not to exceed $500,000 in aggregate principal amount outstanding at any one time;

                      (9) loans to employees  of  the  Company  or any
                   Restricted Subsidiary in connection with the relocation of such employee in an amount not to exceed $2.0 million in aggregate principal amount outstanding at any one time;

                      (10) transactions  pursuant  to  any  management
                   agreement or trademark license agreement between the Company and any of its Restricted Subsidiaries;

                      (11) the engagement of International Insurance Services, Ltd. for insurance adjustment services in the ordinary course of business of the Company or its Subsidiaries, PROVIDED that the payments for such services do not exceed $1.0 million in any fiscal year; and

                      (12) the lease  of  a  gift shop in the Atlantic
                   City Showboat to Ocean 11, a sole proprietorship, PROVIDED that the payments for such lease do not exceed $1.0 million in any fiscal year.

               SECTION 4.12.LIENS.

                   Neither  the  Company  nor  any  of  its Restricted
               Subsidiaries shall directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except: (i) Liens securing Obligations under Senior Debt permitted to be incurred under this Indenture or (ii) Permitted Liens.

               SECTION 4.13.ADDITIONAL SUBSIDIARY GUARANTEES.

                   If   the   Company   or   any   of  its  Restricted
               Subsidiaries shall transfer or cause to be transferred, in one or a series of related transactions, any assets, businesses, divisions, real property or equipment having a book value in excess of $5.0 million to any Restricted Subsidiary that is not a Guarantor (other than any such transfer that is a Restricted Payment permitted by this Indenture), then such transferee or acquired Subsidiary shall execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of this Indenture. The Subsidiary Guarantee shall be released if the Company or its Restricted Subsidiaries cease to own any Equity Interests in such Restricted Subsidiary or if such Restricted Subsidiary becomes a Non-Recourse Subsidiary in accordance with the terms of this Indenture.

               SECTION 4.14.REDESIGNATION OF NON-RECOURSE SUBSIDIARY.

                   The  Board  of   Directors   of   the  Company  may
               redesignate any Non-Recourse Subsidiary as a Restricted Subsidiary, PROVIDED that at the time of such designation after giving pro forma effect to such designation as if it occurred at the beginning of the applicable four-quarter period, the Company could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof and no Default or Event of Default then exists and is continuing.

               SECTION 4.15.OFFER TO PURCHASE UPON CHANGE OF CONTROL.

                   (a)Upon the  occurrence of a Change of Control, the
               Company shall make a Purchase Offer to each Holder to repurchase all or any part of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Such Purchase Offer shall be made in accordance with the procedures set forth in Article 3 hereof. The Company shall commence such Purchase Offer within 30 Business Days following any Change of Control by mailing the notice set forth in Section 3.09 to the Holders. The Offer Period shall be not less than 30 Business Days nor more than 40 Business Days from the date such notice is mailed, unless a longer period is required by law. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with such Purchase Offer.

                   (b)Prior to making  the  Change of Control Payment,
               but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this
               Section 4.15. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the payment date for such Purchase Offer.

               SECTION 4.16.CORPORATE EXISTENCE.

                   Subject to Article  5 and Article 10 hereof, as the
               case may be, the Company and each of the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of their Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, any such Guarantor or any such Subsidiary, as the case may be, and (ii) the rights (charter and statutory), licenses and franchises of the Company, the Guarantors and their respective Subsidiaries; PROVIDED, HOWEVER, that the Company and the Guarantors shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their respective Subsidiaries, if an officer of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, the Guarantors and their Subsidiaries, taken as a whole.

               SECTION 4.17.LINE OF BUSINESS.

                   The Company  shall  not,  and  shall not permit any
               Subsidiary to, engage in any business other than (i) those necessary for, incident to, connected with or arising out of the gaming business (including developing and operating hotel casinos, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto) and (ii) such other businesses as the Company or its Restricted Subsidiaries are engaged in on the Issue Date. The Company or its Subsidiaries may not enter into any gaming jurisdictions in which the Company or its Subsidiaries are not presently licensed if all of the Holders of Notes will be required to be licensed, PROVIDED that this sentence shall not prohibit the Company or any of its Subsidiaries from entering any jurisdiction that does not require the licensing or qualification of all of the Holders of the Notes, but reserves the discretionary right to license or qualify any Holder of Notes.

               SECTION 4.18.NO SENIOR SUBORDINATED INDEBTEDNESS.

                   Notwithstanding  the  provisions  of  Section  4.09
               hereof, (i) the Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes and (ii) no Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

               SECTION 4.19.ESCROW AGENT

                   The  Company   shall  place  $100  million  of  net
               proceeds from the offering of the Notes into an escrow account pursuant to the terms of the Escrow Agreement. The escrow agent for such escrow account may apply the amount in the escrow account only to fund the Company's investment in SHCL as provided for in the Escrow
               Agreement. In the event that Australian Gaming Approval or Management Contract Approval (as defined herein) has not occurred on or prior to the first anniversary of the Issue Date, the Company shall apply the amount in the escrow account to an offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased with such amount at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase in accordance with the procedures set forth in Article 3 hereof. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount in the escrow account, the Trustee will select the Notes to be purchased on a pro rata basis. If the amount in the escrow account exceeds the amount necessary to purchase all Notes surrendered in such offer, the Company will be obligated to apply such excess amount to an offer to purchase the First Mortgage Bonds. Any funds remaining in the escrow account after the Company has fully funded its investment in SHCL or after the required offers to purchase shall be released to the Company and may be used for general corporate purposes.

                                      ARTICLE 5
                                      SUCCESSORS

               SECTION 5.01.MERGER, CONSOLIDATION, OR SALE OF ASSETS.

                   (a) The Company shall not consolidate or merge with
               or into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Company is the surviving Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture; (iii) immediately after such transaction no Default or Event of Default exists; (iv) the Company or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof; (v) such transactions would not require any Holder of Notes to obtain a gaming license or be qualified under the laws of any applicable gaming jurisdiction, PROVIDED that such Holder would not have been required to obtain a gaming license or be qualified under the laws of any applicable gaming jurisdiction in the absence of such transactions; and (vi) such transactions would not result in the loss of any qualification or any material license of the Company or its Subsidiaries necessary for any Gaming Related Business then operated by the Company or its Subsidiaries.

                   (b)(i) A Guarantor shall not consolidate with or merge with or into the Company unless the surviving corporation (if other than the Company) shall expressly assume by supplemental indenture complying with the requirements of this Indenture, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company and (ii) a Guarantor may consolidate with or merge with or into any other Guarantor.

               SECTION 5.02.SUCCESSOR CORPORATION SUBSTITUTED.

                   Upon  any  consolidation or merger,  or  any  sale,
               assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or the Company and its Subsidiaries on a consolidated basis in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" or the "Guarantor," as the case may be, shall refer instead to the successor corporation and not to the Company or the Guarantor, as the case may be), and may exercise every right and power of the Company or the Guarantors, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or Guarantor, as the case may be, herein; PROVIDED, HOWEVER, that the predecessor Company and the predecessor Subsidiaries that are Guarantors shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.


                                      ARTICLE 6
                                DEFAULTS AND REMEDIES

               SECTION 6.01.EVENTS OF DEFAULT.

                   An "Event of Default" occurs if:

                      (a) the Company or the Guarantors default in the
                   payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of Article 10 or Article 11 hereof, as the case may
                   be) and such default continues for a period of 30 days;

                      (b) the Company or the Guarantors default in the
                   payment when due of principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of Article 10 or Article 11 hereof, as the case may be) when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

                      (c) the Company or the Guarantors fail to comply
                   with any of the provisions of Sections 4.07, 4.09, 4.10, 4.11, 4.12 or 4.15 hereof for 30 days after notice to the Company by the Trustee or to the Company and the Trustee from Holders of at least
                   25%   in   principal   amount  of  the  Notes  then
                   outstanding;

                      (d) the Company or the Guarantors fail to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice to the Company by the Trustee or to the Company and the Trustee from Holders of at least 25% in principal amount of the Notes then outstanding;

                      (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Guarantor or any of their respective Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any
                   Guarantor or any of their respective Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (which failure continues beyond any applicable grace period) (a "PAYMENT DEFAULT") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated aggregates $10.0 million or more;

                      (f) a final judgment or final judgments  for the
                   payment of money are entered by a court or courts of competent jurisdiction against the Company or any Guarantor or any of their respective Restricted Subsidiaries and such judgments are not paid, discharged or stayed for a period of 60 days, PROVIDED that the aggregate of all such undischarged judgments exceeds $5.0 million;

                      (g) except as permitted by this Indenture, any Subsidiary Guarantee with respect to the Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (or its successors or assigns), or any Person acting on behalf of such Guarantor (or its successors or assigns), shall deny or disaffirm its obligations or shall fail to comply with any obligations under its Subsidiary Guarantee;

                      (h) the   Company,   any   of   its   Restricted
                   Subsidiaries or any Guarantor which individually or as a group constitutes a Significant Subsidiary pursuant to or within the meaning of Bankruptcy
                   Law:

                         (1)commences a voluntary case,

                         (2)consents to the entry of an order for relief against it in an involuntary case,

                         (3) consents to the appointment of a Custodian of it or for all or substantially all of its property,
                         (4)makes a general assignment for the benefit
                      of its creditors, or

                         (5) generally is not paying its debts as they become due; or

                      (i) a court of competent jurisdiction  enters an
                   order or decree under any Bankruptcy Law that:

                         (1)is for relief against the Company,  any of
                      its Restricted Subsidiaries or any Guarantor which individually or as a group constitutes a Significant Subsidiary in an involuntary case;

                         (2)appoints a Custodian of the Company, any of its Restricted Subsidiaries or any Guarantor which individually or as a group constitutes a Significant Subsidiary or for all or substantially all of the property of the Company, any of its Restricted Subsidiaries or any Guarantor which individually or as a group constitutes a Significant Subsidiary; or

                         (3) orders the liquidation of the Company, any of its Restricted Subsidiaries or any Guarantor which individually or as a group constitutes a Significant Subsidiary ;

                   and the order or decree remains unstayed and in effect for 60 consecutive days.

               SECTION 6.02.ACCELERATION.

                   If  any  Event  of  Default (other than an Event of
               Default specified in clause (h) or (i) of Section 6.01 hereof with respect to the Company, any of its Restricted Subsidiaries or any Guarantor which individually or as a group constitutes Significant Subsidiary ) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in case an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs with respect to the Company, any of its Restricted Subsidiaries or any Guarantor which individually or as a group constitutes a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any acceleration with respect to the Notes and its consequences. Holders may not enforce this Indenture or the Notes except as provided herein. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of
               Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

                   If an Event of  Default  occurs  by  reason  of any
               willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to August 1, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to August 1, 2001 then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on August 1 of the years set forth below, as set forth below (expressed as a percentage of the principal amount that would otherwise be due but for the provisions of this sentence):

               PERCENTAGE                                  YEAR
                    .....................................1994
                    113.000%.............................1995
                    111.700%.............................1996
                    110.400%.............................1997
                    109.100%.............................1998
                    107.800%.............................1999
                    106.500%.............................2000
                    105.200%

               SECTION 6.03.OTHER REMEDIES.

                   If an Event of Default  occurs  and  is continuing,
               the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                   The Trustee may maintain  a  proceeding  even if it
               does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

               Section 6.04.Waiver of Past Defaults.

                   Holders of not less than  a  majority  in aggregate
               principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

               SECTION 6.05.CONTROL BY MAJORITY.

                   Holders of a majority in principal  amount  of  the
               then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in Personal liability.

               SECTION 6.06.LIMITATION ON SUITS.

                   A Holder of a Note may pursue a remedy with respect
               to this Indenture or the Notes only if:

                   (a)the Holder of a Note gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

                   (b)the Holders of at least 25%  in principal amount
                of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                   (c)such Holder of a Note or Holders of Notes  offer
                and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                   (d)the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                   (e)during such  60-day  period  the  Holders  of  a
                majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request; PROVIDED, HOWEVER, that such provision does not effect the right of a Holder of a Note to sue for enforcement of any overdue payment thereon.

               A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

               SECTION 6.07.RIGHTS OF  HOLDERS  OF  NOTES  TO  RECEIVE
                            PAYMENT.

                   Notwithstanding   any   other   provision  of  this
               Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with a Purchase Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

               SECTION 6.08.COLLECTION SUIT BY TRUSTEE.

                   If an Event of Default specified in Section 6.01(a)
               or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

               SECTION 6.09.TRUSTEE MAY FILE PROOFS OF CLAIM.

                   The Trustee  is  authorized  to file such proofs of
               claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes, including the Guarantors- ), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

               SECTION 6.10.PRIORITIES.

                   If the Trustee  collects any money pursuant to this
               Article, it shall pay out the money in the following order:

                   FIRST:   to the Trustee, its agents  and  attorneys
               for amounts due under Section 7.07 hereof;

                   SECOND:  to  the  holders  of  Senior  Debt  of the
               Company or the Guarantors, as the case may be, to the extent required by Article 10 or Article 11 hereof, as applicable;

                   THIRD:  to Holders  of  Notes  for  amounts due and
               unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                   FOURTH:  to the Company or to such party as a court
               of competent jurisdiction shall direct.

                   The Trustee may fix a  record date and payment date
               for any payment to Holders of  Notes  pursuant  to this
               Section 6.10.

               SECTION 6.11.UNDERTAKING FOR COSTS.

                   In  any  suit  for the enforcement of any right  or
               remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                      ARTICLE 7
                                       TRUSTEE

               SECTION 7.01.DUTIES OF TRUSTEE.

                   (a)If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                   (b)Except during  the  continuance  of  an Event of
               Default:

                   (i)the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                   (ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                   (c)The Trustee may not be relieved from liabilities
               for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                   (i)this paragraph (c) does  not limit the effect of
                paragraph (b) of this Section;

                   (ii)the Trustee shall not be  liable  for any error
                of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                   (iii)the Trustee shall not  be  liable with respect
                to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                   (d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
               (b), and (c) of this Section.

                   (e)No provision of this Indenture shall require the
               Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                   (f)The Trustee shall not be liable  for interest on
               any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                   (g)The Trustee shall not  be responsible for having
               knowledge of any defaults, except for monetary defaults, unless specifically notified in writing by the Holders.

                   (h)The Trustee acknowledges that the Company and the Guarantors are subject to regulation by the New Jersey Casino Control Commission and the Trustee shall cooperate with requests from the New Jersey Casino Control Commission and New Jersey Division of Gaming Enforcement for information and documents relating to the Notes.

               SECTION 7.02.RIGHTS OF TRUSTEE.

                   (a)The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                   (b)Before the Trustee acts or refrains from acting,
               it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                   (c)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                   (d)The Trustee shall not be liable  for  any action
               it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                   (e)Unless otherwise specifically  provided  in this
               Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                   (f)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

               SECTION 7.03.INDIVIDUAL RIGHTS OF TRUSTEE.

                   The Trustee in its individual or any other capacity
               may become the owner or pledgee of Notes and may other-wise deal with the Company, the Guarantors or any Affiliate of the Company or the Guarantors with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

               SECTION 7.04.TRUSTEE'S DISCLAIMER.

                   The Trustee shall not be responsible  for and makes
               no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

               SECTION 7.05.NOTICE OF DEFAULTS.

                   If  a  Default or Event of Default  occurs  and  is
               continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

               SECTION 7.06.REPORTS BY TRUSTEE TO HOLDERS.

                   Within 60 days after each May 15 beginning with the
               May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has
               occurred  within   the   twelve  months  preceding  the
               reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                   A copy of each report at the time of its mailing to
               the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA
               Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

               SECTION 7.07.COMPENSATION AND INDEMNITY.

                   The Company and the Guarantors  shall  pay  to  the
               Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                   The Company  and the Guarantors shall indemnify the
               Trustee and its directors, officers and employees against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07), and defending itself against any claim (whether asserted by the Company, any Guarantor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct, bad faith or breach of its duties under this Indenture. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Unless the position of the Company or the Guarantors is prejudiced by such failure, failure by the Trustee to so notify the Company shall not relieve the Company and the Guarantors, of their obligations hereunder. The Company and the Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee shall have been reasonably advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to employ separate counsel, and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

                   The obligations of the Company and  the  Guarantors
               under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                   To secure  the  Company's  and  the Guarantors', if
               any, payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                   When   the   Trustee  incurs  expenses  or  renders
               services  after  an   Event  of  Default  specified  in
               Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                   The Trustee shall comply with the provisions of TIA
               Section 313(b)(2) to the extent applicable.

               SECTION 7.08.REPLACEMENT OF TRUSTEE.

                   A  resignation   or  removal  of  the  Trustee  and
               appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                   The  Trustee may resign in writing at any time  and
               be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
                   (a)the  Trustee  fails to comply with Section  7.10
                hereof;

                   (b)the  Trustee  is   adjudged  a  bankrupt  or  an
                insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                   (c)a Custodian  or  public  officer takes charge of
                the Trustee or its property; or

                   (d)the Trustee becomes incapable of acting.

                   If  the  Trustee  resigns or is  removed  or  if  a
               vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                   If  a successor Trustee does not take office within
               60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, any Guarantor, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                   If the Trustee, after written request by any Holder
               of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                   A successor Trustee shall deliver a written accept-
               ance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the
               Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's and the Guarantors', if any, obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

               SECTION 7.09.SUCCESSOR TRUSTEE BY MERGER, ETC.

                   If  the Trustee consolidates,  merges  or  converts
               into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; PROVIDED such corporation shall be otherwise eligible and qualified under this Article.

               SECTION 7.10.ELIGIBILITY; DISQUALIFICATION.

                   There  shall  at all times be a  Trustee  hereunder
               that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

                   This Indenture  shall  always  have  a  Trustee who
               satisfies  the  requirements  of TIA Section 310(a)(1),
               (2)   and   (5).   The  Trustee  is  subject   to   TIA
               Section 310(b).

               SECTION 7.11.PREFERENTIAL  COLLECTION OF CLAIMS AGAINST
                            COMPANY.

                   The  Trustee  is  subject  to  TIA  Section 311(a),
               excluding  any  creditor  relationship  listed  in  TIA
               Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                      ARTICLE 8
                       LEGAL DEFEASANCE AND COVENANT DEFEASANCE

               SECTION  8.01.OPTION  TO  EFFECT  LEGAL  DEFEASANCE  OR
                            COVENANT DEFEASANCE.

                   The Company  may,  at  the  option  of its Board of
               Directors evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

               SECTION 8.02.LEGAL DEFEASANCE AND DISCHARGE.

                   Upon  the  Company's  exercise  under  Section 8.01
               hereof of the option applicable to this Section 8.02, each of the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in
               Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Subsidiary Guarantees on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's and Guarantors' obligations with respect to such Notes under Article 2 (except those obligations set forth in Sections 2.08, 2.09 and 2.12 hereof) and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this
               Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

               SECTION 8.03.COVENANT DEFEASANCE.

                   Upon  the  Company's  exercise  under Section  8.01
               hereof of the option applicable to this Section 8.03, each of the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in
               Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16,
               4.17, 4.18, and 4.19 and Articles 5, 10 and 11 hereof and the operation of the provisions contained in Subsections (e) and (f) of Article 6 with respect to the outstanding Notes and Subsidiary Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture, such Notes and the Subsidiary Guarantees, if any, shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section
               8.04 hereof, Sections 6.01(c) through 6.01(h) hereof shall not constitute Events of Default.

               SECTION    8.04.CONDITIONS   TO   LEGAL   OR   COVENANT
                            DEFEASANCE.

                The  following   shall   be   the  conditions  to  the
               application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

                   In  order  to  exercise either Legal Defeasance  or
               Covenant Defeasance:

                         (a) the Company must irrevocably deposit with
                   the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, U.S. Governmental Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants as evidenced by a certificate delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the outstanding Notes;

                         (b) in the  case of an election under Section
                   8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                         (c) in the  case of an election under Section
                   8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                         (d) no Default or Event of Default shall have
                   occurred and be continuing on the date of such deposit or insofar as Sections 6.01(h) or 6.01(i) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to Bankruptcy Law insofar as those apply to the deposit by the Company) or the Company provides an Opinion of Counsel to the effect that as of the effective date of such Opinion of Counsel, the deposited trust funds are not subject to any claim by any other creditor of the Company under any Bankruptcy Law as a preferential payment;

                         (e)   such   Legal   Defeasance  or  Covenant
                   Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                         (f) the Company  shall  have delivered to the
                   Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or the Guarantors, or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or the Guarantors;
                         (g) the Company shall have delivered  to  the
                   Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

                         (h) the Company shall have  delivered  to the
                   Trustee an opinion of counsel to the effect that the Holders of Notes shall have a perfected security interest under applicable law in the U.S. Government Obligations so deposited.

               SECTION   8.05.DEPOSITED   MONEY  AND  U.S.  GOVERNMENT
                            OBLIGATIONS TO  BE  HELD  IN  TRUST; OTHER
                            MISCELLANEOUS PROVISIONS.

                   Subject to Section 8.06 hereof, all money  and non-
               callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this
               Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                   The  Company  and  the  Guarantors  shall  pay  and
               indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                   Anything  in  this Article Eight  to  the  contrary
               notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under
               Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

               SECTION 8.06.REPAYMENT TO COMPANY.

                   Any money deposited with the  Trustee or any Paying
               Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest, if any, have become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

               SECTION 8.07.REINSTATEMENT.

                   If  the  Trustee or Paying Agent is unable to apply
               any United States dollars or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors', if any, obligations under this Indenture, the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
               Section 8.02 or  8.03  hereof,  as  the  case  may  be;
               PROVIDED, HOWEVER, that, if the Company and the Guarantors make any payment of principal of, premium, if any, or interest, if any, on any Note following the reinstatement of its obligations, the Company and the Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                      ARTICLE 9
                          AMENDMENT, SUPPLEMENT AND WAIVER

               SECTION 9.01.WITHOUT CONSENT OF HOLDERS OF NOTES.

                   Notwithstanding Section 9.02 of this Indenture, the
               Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                   (a)to cure any ambiguity, defect or inconsistency;

                   (b)to provide for uncertificated  Notes in addition
                to or in place of certificated Notes;

                   (c)to provide for the assumption of  the  Company's
                or any Guarantor's obligations to the Holders in the case of a merger or consolidation pursuant to Article 5 or Article 10 hereof, as the case may be;

                   (d)to make any change that would provide any additional rights or benefits to the Holders (including providing for Subsidiary Guarantees pursuant to Section 4.13 hereof) or that does not adversely affect the legal rights hereunder of any such Holder; or

                   (e)to comply with  requirements of the SEC in order
                to effect or maintain the qualification of this Indenture under the TIA.

                   Upon the request of the  Company  accompanied  by a
               resolution  of  its  Board of Directors authorizing the
               execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

               SECTION 9.02.WITH CONSENT OF HOLDERS OF NOTES.

                   Except as provided  below in this Section 9.02, the
               Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including any Notes issued after the date of this Indenture) then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections
               6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

                   Upon  the  request  of the Company accompanied by a
               resolution of its Board of Directors authorizing the execution of any such amended or supplemental
               Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                   It shall not  be  necessary  for the consent of the
               Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                   After an amendment, supplement or waiver under this
               Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections
               6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company or any Guarantor with any provision of this Indenture, the Note or the Subsidiary Guarantees, if any. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held at the time of such consent by a non-consenting Holder):

                      (a) reduce  the  principal amount of Notes whose
                   Holders must consent to an amendment, supplement or waiver;
                      (b) reduce the principal  of or change the fixed
                   maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (other than the provisions of Sections 4.10 or 4.15);

                      (c) reduce the rate  of  or  change the time for
                   payment of interest, including default interest, on any Note;

                      (d) waive a Default or Event of  Default  in the
                   payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                      (e) make  any  Note  payable in money other than
                   that stated in the Notes;

                      (f) make any change in  the  provisions  of this
                   Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

                      (g) waive a redemption  payment  with respect to
                   any Note (other than a payment required under Sections 4.10 or 4.15);

                      (h) make   any   change  to  the   subordination
                   provisions of Section 10.02 or Article 11 hereof that adversely affects Holders;

                      (i) make  any  change  in Section 6.04  or  6.07
                   hereof or in the foregoing amendment and waiver provisions.

                   The right  of  any  Holder  to  participate  in any
               consent required or sought pursuant to any provision of this Indenture (and the obligations of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirements that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required to be sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

               SECTION 9.03.COMPLIANCE WITH TRUST INDENTURE ACT.

                   Every amendment or supplement to this Indenture  or
               the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

               SECTION 9.04.REVOCATION AND EFFECT OF CONSENTS.

                   Until an amendment, supplement  or  waiver  becomes
               effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

               SECTION 9.05.NOTATION ON OR EXCHANGE OF NOTES.

                   The Trustee may place an appropriate notation about
               an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes (accompanied by a notation of the Subsidiary Guarantee duly endorsed by the Guarantors) that reflect the amendment, supplement or waiver.

                   Failure to make the appropriate notation or issue a
               new Note shall not affect the validity and effect of such amendment, supplement or waiver.

               SECTION 9.06.TRUSTEE TO SIGN AMENDMENTS, ETC.

                   The Trustee  shall sign any amended or supplemental
               Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company and the Guarantors may not sign an amendment or supplemental Indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                      ARTICLE 10
                                SUBSIDIARY GUARANTEES

               SECTION 10.01.  SUBSIDIARY GUARANTEE.

                      Each  Guarantor  hereby  jointly  and  severally
               unconditionally guarantees (each such guarantee being a "SUBSIDIARY GUARANTEE") to each Holder of a Note authenticated and delivered by the Trustee irrespective of the validity or enforceability of this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, that: (i) the principal of and interest on the Notes will be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal of and interest, if any, is lawful on the Notes and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor will be obligated to pay the same whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.02 hereof. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

                   Each Guarantor hereby  agrees  that its Obligations
               with regard to this Subsidiary Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require the Trustee, the Holders or the Company (each, a "BENEFITTED PARTY") to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any Benefitted Party's power before proceeding against such Guarantor;
               (b) the defense of the statute of limitations in any action hereunder or in any action for the collection of any Indebtedness or the performance of any obligation hereby guaranteed; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (d) demand, protest and notice of any kind including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or Obligation or of any action or non-action on the part of such Guarantor, the Company, any Benefitted Party, any creditor of such Guarantor, the Company or on the part of any other Person whomsoever in connection with any Indebtedness or obligations hereby guaranteed; (e) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against such Guarantor for reimbursement; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (g) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code; or (h) any defense based on any borrowing or grant of a security interest under
               Section 364 of the Federal Bankruptcy Code. Each Guarantor hereby covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in its Subsidiary Guarantee and this Indenture.

                   If  any  Holder  or  the Trustee is required by any
               court or otherwise to return to either the Company or any Guarantor, or any Custodian acting in relation to either the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, the applicable Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                   Each Guarantor further agrees that, as between such
               Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company or any other obligor on the Notes of the obligations guaranteed hereby, and
               (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.02 hereof, those Obligations (whether or not due and payable) will forthwith become due and payable by such Guarantor for the purpose of this Subsidiary Guarantee.

               SECTION 10.02.  SUBORDINATION.

                   Each Guarantor, the  Trustee,  and  each  Holder by
               accepting a Note agrees, that the Obligations of such Guarantor hereunder shall be subordinated in right of payment to the prior irrevocable and indefeasible payment in full of all Obligations of every type whatsoever, contingent or otherwise due in respect of all Senior Debt of such Guarantor and of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed).

               SECTION 10.03.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

                   Upon any distribution to creditors of any Guarantor
               in a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, in an assignment for the benefit of creditors or any marshalling of such Guarantor's assets and liabilities:

                   (1) Holders of Senior Debt  of such Guarantor shall
                be entitled to receive payment in full of all Obligations due in respect of such Senior Debt of such Guarantor (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt of such Guarantor) before the Trustee or any Holder shall be entitled to receive any payment from the Guarantor under or pursuant to this Subsidiary Guarantee with respect to the Notes; and

                   (2) until all  Obligations  with  respect to Senior
                Debt of such Guarantor (as provided in subsection (1) above) are paid in full, any distribution to which the Trustee or any Holder would be entitled but for this Article shall be made to holders of Senior Debt of such Guarantor (except that Holders may receive securities that are subordinated in right and priority of payment to at least the same extent as the Subsidiary Guarantee to (a) Senior Debt of such Guarantor and (b) any securities issued in exchange for Senior Debt of such Guarantor).

               SECTION 10.04.  DEFAULT   ON   SENIOR   DEBT   OF   THE
                               GUARANTOR.

                   No Guarantor shall make any payment or distribution
               to the Trustee or any Holder upon or in respect of its Subsidiary Guarantee or the Notes, or any obligation with respect thereto, and no Guarantor shall acquire or purchase from the Trustee or any Holder any Notes for cash or property (other than securities that are subordinated in right and priority of payment to at least the same extent as its Subsidiary Guarantee to
               (a) Senior Debt of such Guarantor and (b) any securities issued in exchange for Senior Debt of such Guarantor) until all principal and other obligations with respect to the Senior Debt of such Guarantor have been paid in full if:

                   (i) a default in the payment when due, whether upon
                acceleration or otherwise, of any principal, premium, if any, or interest on Designated Senior Debt of such Guarantor occurs and is continuing beyond any applicable grace period; or

                   (ii) any other default on Designated Senior Debt of
                such Guarantor occurs and is continuing and the Trustee receives a notice of the default from such Guarantor, or the holders of any such Designated Senior Debt of such Guarantor, stating that such Guarantor or holders are invoking a payment blockage under this Section 10.04(ii) (a "GUARANTOR PAYMENT BLOCKAGE NOTICE"). If the Trustee receives any such notice, a subsequent notice received within 365 days thereafter shall not be effective for purposes of this Section.

                   Each Guarantor may and shall resume payments on and
               distributions in respect of its Subsidiary Guarantee and all obligations with respect thereto, and may acquire obligations for value when:

                   (1) in the case of a  payment  default as described
                in (i) above, upon the date on which such default is cured or waived, and

                   (2) in the case of a nonpayment default as described in (ii) above, on the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which a Guarantor Payment Blockage Notice is received unless the maturity of such Designated Senior Debt of such Guarantor has been accelerated, and this Article otherwise permits the payment at the time of such payment.

               SECTION 10.05.  ACCELERATION OF NOTES.

                   If  payment  of the Notes is accelerated because of
               an Event of Default, each Guarantor shall promptly notify the Representative of the holders of Senior Debt of such Guarantor of the acceleration.

               SECTION 10.06.  WHEN DISTRIBUTION MUST BE PAID OVER.

                   In  the  event  that  the  Trustee  or  any  Holder
               receives from a Guarantor any payment of any Obligations with respect to the Notes or any other obligation guaranteed hereby at a time when the Trustee or such Holder has actual knowledge that such payment is prohibited by Section 10.03 or Section 10.04 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt of such Guarantor (to the extent necessary to pay in full all such Senior Debt, whether or not due) as their interests may appear, or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt of such Guarantor may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt of such Guarantor remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of such Guarantor.

                   If a distribution is made to  the  Trustee  or  any
               Holder that because of this Article 10 should not have been made to it at a time when the Trustee or such Holder has actual knowledge that such distribution should not have been made to it, the Trustee or such Holder who receives the distribution shall hold it in trust for the benefit of, and, upon written request, pay it over to, the holders of Senior Debt of such Guarantor as their interests may appear, or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt of such Guarantor may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt of such Guarantor remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of such Guarantor.

                   With respect to the holders of Senior  Debt  of any
               Guarantor, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt of any such Guarantor shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of such Guarantor, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt of such Guarantor shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

               SECTION 10.07.  NOTICE BY A GUARANTOR.

                   Each Guarantor shall  promptly  notify  the Trustee
               and the Paying Agent of any facts known to such Guarantor that would cause a payment of any Obligations with respect to the Notes or its Subsidiary Guarantee to violate this Article, but failure to give such notice shall not affect the subordination of its Subsidiary Guarantee or of the Notes to the Senior Debt of such Guarantor as provided in this Article.

               SECTION 10.08.  SUBROGATION.

                   With  respect  to  any  Guarantor, after all Senior
               Debt of such Guarantor is paid  in full (whether or not
               due) and until the Notes are paid in full, Holders shall, without duplication, be subrogated to the rights of holders of Senior Debt of such Guarantor to receive distributions applicable to Senior Debt of such Guarantor to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt of such Guarantor. A distribution made under this Article to holders of Senior Debt of such Guarantor that otherwise would have been made to Holders is not, as between such Guarantor and Holders, a payment by such Guarantor on the Senior Debt of such Guarantor.

               SECTION 10.09.  RELATIVE RIGHTS.

                   This Article defines the relative rights of Holders
               and holders of Senior Debt of such Guarantor. Nothing in this Indenture shall:

                   (1)impair, as between such Guarantor and the Holders, the obligation of such Guarantor, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                   (2)affect the relative rights of Holders and creditors of such Guarantor other than their rights in relation to holders of Senior Debt of such Guarantor; or

                   (3)prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Debt of such Guarantor set forth herein to receive distributions and payments otherwise payable to Holders.

               SECTION 10.10.  SUBORDINATION  MAY  NOT  BE IMPAIRED BY
                               ANY GUARANTOR.

                   With  respect  to  any Guarantor, no right  of  any
               holder of Senior Debt of such Guarantor to enforce the subordination of the Subsidiary Guarantee shall be impaired by any act or failure to act by such Guarantor or any Holder or by failure of such Guarantor or any Holder to comply with this Indenture.

               SECTION 10.11.  DISTRIBUTION      OR     NOTICE      TO
                               REPRESENTATIVE.

                   With   respect   to  any  Guarantor,   whenever   a
               distribution is to be made or a notice given to holders of Senior Debt of such Guarantor, the distribution may be made and the notice given to their Representative.

                   Upon any payment or distribution of assets referred
               to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

               SECTION 10.12.  RIGHTS OF TRUSTEE AND PAYING AGENT.

                   Notwithstanding the provisions  of  this Article 10
               or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Subsidiary Guarantee to violate this Article. Only a Guarantor, the Company, the holder of any Senior Debt of such Guarantor, or the Representative of holders of Senior Debt of such Guarantor may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

                   With  respect  to any Guarantor, the Trustee in its
               individual or any other capacity may hold Senior Debt of such Guarantor with the same rights it would have if it were not Trustee.

               SECTION 10.13.  AUTHORIZATION TO EFFECT SUBORDINATION.

                   Each  Holder  of a Note by the Holder's  acceptance
               thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding relative to any Guarantor referred to in
               Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the holders (or their Representative) of Senior Debt of each Guarantor are hereby authorized to file an appropriate claim for and on behalf of the Holders.

               SECTION 10.14.  LIMITATION OF GUARANTOR'S LIABILITY.

                   Each Guarantor  and  by its acceptance hereof, each
               beneficiary hereof, hereby confirm that it is its intention that the Subsidiary Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantees. To effectuate the foregoing intention, each such Person hereby irrevocably agrees that the obligation of such Guarantor under its Subsidiary Guarantee under this Article 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
               Article 10, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each beneficiary under the Subsidiary Guarantees, by accepting the benefits hereof, confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of the Company or any Guarantor in which concurrent claims are made upon such Guarantor hereunder, to the extent such claims will not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims.

               SECTION 10.15.  RELEASES FOLLOWING SALE OF ASSETS.

                   Upon (i) a sale or  other  disposition  of  all  or
               substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, (ii) a sale or other disposition of all of the capital stock of any Guarantor or (iii) a Restricted Subsidiary becoming an Unrestricted Subsidiary pursuant to the provisions of this Indenture, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of its obligations under its Subsidiary Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof.

                                      ARTICLE 11
                                    SUBORDINATION

               SECTION 11.01.  SUBORDINATION.

                   The Company agrees, and  each Holder by accepting a
               Note agrees, that the Indebtedness evidenced by the Notes shall be subordinated in right of payment to the prior irrevocable and indefeasible payment in full of all Obligations of every type whatsoever, contingent or otherwise due in respect of Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed).

               SECTION 11.02.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

                   Upon  any distribution to creditors of the  Company
               in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

                   (1) holders of Senior Debt of the Company shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt of the Company (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt of the Company) before the Holders shall be entitled to receive any payment with respect to the Notes; and

                   (2) until all Obligations with respect to Senior Debt of the Company (as provided in subsection (1) above) are paid in full, any distribution to which Holders would be entitled but for this Article shall be made to holders of Senior Debt of the Company (except that Holders may receive securities that are subordinated in right and priority of payment to at least the same extent as the Notes to (a) Senior Debt of the Company and (b) any securities issued in exchange for any such Senior Debt of the Company).

               SECTION 11.03.  DEFAULT ON SENIOR DEBT.

                   The   Company   may   not  make  any   payment   or
               distribution to the Trustee or any Holder upon or in respect of the Notes, or any Obligation with respect thereto, and may not acquire or purchase from the Trustee or any Holder any Notes for cash or property (other than securities that are subordinated in right and priority of payment to at least the same extent as the Notes to (a) Senior Debt of the Company and (b) any securities issued in exchange for Senior Debt of the Company) until all principal and other Obligations with respect to the Senior Debt of the Company have been paid in full if:

                   (i) a default in the payment when due, whether upon
                acceleration or otherwise, of any principal, premium, if any, or interest on Designated Senior Debt of the Company occurs and is continuing beyond any applicable grace period; or

                   (ii) any other default on Designated Senior Debt of
                the Company occurs and is continuing and the Trustee receives a notice of the default from the Company, or the holders of any such Designated Senior Debt of the Company, stating that it is or such holders are invoking a payment blockage under this
                Section 11.03(ii) (a "PAYMENT BLOCKAGE NOTICE"). If the Trustee receives any such notice, a subsequent notice received within 365 days thereafter shall not be effective for purposes of this Section.

                   The Company  may  and  shall resume payments on and
               distributions in respect of the Notes, and all Obligations with respect thereto, and may acquire them when:

                   (1) in the case of a payment default as described in (i) above, upon the date on which such default is cured or waived, and

                   (2) in the case of a nonpayment default as described in (ii) above, on the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any such Designated Senior Debt of the Company has been accelerated, and this Article otherwise permits the payment at the time of such payment.

               SECTION 11.04.  ACCELERATION OF NOTES.

                   If payment of the Notes  is  accelerated because of
               an Event of Default, the Company shall promptly notify the Representative of the holders of Senior Debt of the Company of the acceleration.

               SECTION 11.05.  WHEN DISTRIBUTION MUST BE PAID OVER.

                   In  the  event  that  the  Trustee  or  any  Holder
               receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder has actual knowledge that such payment is prohibited by
               Section 11.02 or Section 11.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt of the Company (to the extent necessary to pay in full all such Senior Debt, whether or not due) as their interests may appear, or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt of the Company may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt of the Company remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of the Company.

                   If  a  distribution  is  made to the Trustee or any
               Holder that because of this Article 11 should not have been made to it at a time when the Trustee or such Holder has actual knowledge that such distribution should not have been made to it, the Trustee or such Holder who receives the distribution shall hold it in trust for the benefit of, and, upon written request, pay it over to, the holders of Senior Debt of the Company as their interests may appear, or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt of the Company may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt of the Company remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of the Company.

                   With respect to the holders  of  Senior Debt of the
               Company, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt of the Company shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

               SECTION 11.06.  NOTICE BY COMPANY.

                   The Company shall  promptly  notify the Trustee and
               the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt of the Company as provided in this Article.

               SECTION 11.07.  SUBROGATION.

                   After all  Senior  Debt  of  the Company is paid in
               full (whether or not due) and until the Notes are paid in full, Holders shall, without duplication, be subrogated to the rights of holders of Senior Debt of the Company to receive distributions applicable to Senior Debt of the Company to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt of the Company. A distribution made under this Article to holders of Senior Debt of the Company that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on Senior Debt of the Company.

               SECTION 11.08.  RELATIVE RIGHTS.

                   This Article defines the relative rights of Holders
               and holders of Senior Debt of the Company. Nothing in this Indenture shall:

                   (1)impair, as between the Company and the Holders,
                the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                   (2)affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt of the Company; or

                   (3)prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Debt of the Company set forth herein to receive distributions and payments otherwise payable to Holders.

                   If the Company fails because of this Article to pay
               principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

               SECTION 11.09.  SUBORDINATION  MAY  NOT  BE IMPAIRED BY
                               COMPANY.

                   No  right  of  any  holder  of Senior Debt  of  the
               Company to enforce the subordination of the Indebtedness with respect to the Notes shall be impaired by any act or failure to act by the Company or any Holder or by failure of the Company or any Holder to comply with this Indenture.
               SECTION 11.10.  DISTRIBUTION      OR      NOTICE     TO
                               REPRESENTATIVE.

                   Whenever a distribution is to be made or  a  notice
               given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their Representative.

                   Upon any payment or distribution of assets referred
               to in this Article 11, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

               SECTION 11.11.  RIGHTS OF TRUSTEE AND PAYING AGENT.

                   Notwithstanding  the  provisions of this Article 11
               or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article. Only the Company, the holder of any Senior Debt of the Company, or the Representative of holders of Senior Debt of the Company may give the notice. Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

                   The Trustee in its individual or any other capacity
               may hold Senior Debt of the Company with the same rights it would have if it were not Trustee.

               SECTION 11.12.  AUTHORIZATION TO EFFECT SUBORDINATION.

                   Each  Holder of a Note by the  Holder's  acceptance
               thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 11, and appoints the Trustee the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the holders (or their Representative) of Senior Debt of the Company are hereby authorized to file an appropriate claim for and on behalf of the Holders.


                                      ARTICLE 12
                                    MISCELLANEOUS

               SECTION 12.01.  TRUST INDENTURE ACT CONTROLS.

                   If any  provision  of this Indenture limits, quali-
               fies or conflicts with the duties imposed by TIA Section318(c), the imposed duties shall control.
               SECTION 12.02.  NOTICES.

                   Any notice or communication  by  the  Company,  the
               Guarantors or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                   If to the Company or any Guarantor:

                      Showboat, Inc.
                      2800 Fremont Street
                      Las Vegas, Nevada  89104
                      Telecopier No.: (702) 385-9678
                      Attention: Chief Financial Officer

                   With a copy to:

                      Kummer Kaempfer Bonner & Renshaw
                      3800 Howard Hughes Pkwy
                      Las Vegas, Nevada  89109
                      Telecopier No.:  (702) 796-7181
                      Attention:  John N. Brewer

                   If to the Trustee:

                      Marine Midland Bank
                      140 Broadway
                      New York, New York  10005-1180
                      Telecopier No.:  (212) 658-6425
                      Attention:  Corporate Trust Department


                   The Company,  the  Guarantors  or  the  Trustee, by
               notice  to  the  others  may  designate  additional  or
               different   addresses   for   subsequent   notices   or
               communications.

                   All  notices  and communications (other than  those
               sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if Personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
                   Any notice or communication to  a  Holder  shall be
               mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                   If  a  notice  or  communication  is  mailed in the
               manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                   If the Company or any Guarantor mails a  notice  or
               communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

               SECTION 12.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

                   Holders   may   communicate   pursuant    to    TIA
               Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

               SECTION 12.04.  CERTIFICATE    AND    OPINION   AS   TO
                               CONDITIONS PRECEDENT.

                   Upon any request or application by  the  Company or
               the Guarantors to the Trustee to take any action under this Indenture, the Company or the Guarantors shall furnish to the Trustee:

                   (a)an Officers' Certificate in  form  and substance
                reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, pro-vided for in this Indenture relating to the proposed action have been satisfied; and

                   (b)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

               SECTION 12.05.  STATEMENTS  REQUIRED  IN CERTIFICATE OR
                               OPINION.

                   Each   certificate  or  opinion  with  respect   to
               compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                   (a)a statement that  the  Person making such certi-
                ficate or opinion has read such covenant or condition;

                   (b)a brief statement as to  the nature and scope of
                the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                   (c)a statement that, in the opinion of such Person,
                he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                   (d)a statement as to whether or not, in the opinion
                of such Person, such condition or covenant has been satisfied; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of Public Officials.
               SECTION 12.06.RULES BY TRUSTEE AND AGENTS.

                The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make
          reasonable  rules  and  set  reasonable   requirements   for   its
          functions.

          SECTION 12.07. NO   PERSONAL  LIABILITY  OF  DIRECTORS,  OFFICERS,
                         EMPLOYEES AND STOCKHOLDERS.

                No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, or any successor Person as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note and the Subsidiary Guarantees, if any, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          SECTION 12.08. GOVERNING LAW.

                THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES, IF ANY.

          SECTION 12.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidi-aries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 12.10. SUCCESSORS.

                All agreements of the Company and the Guarantors in this Indenture and the Notes and the Subsidiary Guarantees, as the case may be, shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 12.11. SEVERABILITY.

                In case any provision in this Indenture, in the Notes or in the Subsidiary Guarantees, if any, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 12.12. COUNTERPART ORIGINALS.

                The  parties  may  sign   any   number  of  copies  of  this
          Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 12.13. TABLE OF CONTENTS, HEADINGS, ETC.

                The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                            [Signatures on following page]



                                      SIGNATURES

          Dated as of August 10, 1994

                            SHOWBOAT, INC.


                            By: /s/ J. Kell Houssels, III
                                 Name: J. Kell Houssels, III
                                  Title:  President  and  Chief   Executive
          Officer

          Attest:


          /s/ John N. Brewer (SEAL)



          Dated as of August 10, 1994

                            MARINE MIDLAND BANK, TRUSTEE


                            By: /s/ Carmela Ehret
                                 Name: Carmela Ehret
                                 Title: Vice President

          Attest:


          /s/ Eillen M. Hughes (SEAL)


                                     Guarantors:

          Dated as of August 10, 1994
                                     OCEAN SHOWBOAT, INC.


                                     By:  /s/ Frank A. Modica
                                        Name: Frank A. Modica
                                        Title:     President    and   Chief
          Executive Officer

          Attest:
          /s/John N. Brewer(SEAL)



          Dated as of August 10, 1994
                                     ATLANTIC CITY SHOWBOAT, INC.


                                     By:  /s/ Mark J. Miller
                                        Name:  Mark J. Miller
                                        Title:     President    and   Chief
          Executive Officer

          Attest:

          /s/ John N. Brewer(SEAL)


          Dated as of August 10, 1994
                                     SHOWBOAT OPERATING COMPANY


                                     By:  /s/ Frank A. Modica
                                        Name:  Frank A. Modica
                                        Title:     President    and   Chief
          Executive Officer
          Attest:

          /s/ John N. Brewer(SEAL)



                                      Exhibit A
                                    (Face of Note)

                        13% Senior Subordinated Note due 2009

             No.                                                $__________

                      SHOWBOAT, INC., or any successor thereto,

             promises to pay to

             or registered assigns,

             the principal sum of

             Dollars on August 1, 2009.

             Interest Payment Dates:  February 1 and August 1

             Record Dates:  January 15 and July 15

             Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

             IN WITNESS WHEREOF, Showboat, Inc. has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

          Dated: _______________ __, _____

          Trustee's Certificate of Authentication
          This is one of the 13% Senior Subordinated
          Notes due August 1, 2009
          referred to in the
          within-mentioned Indenture:

          Marine Midland Bank,                         Showboat, Inc.
          as Trustee
                                                    Chairman of the Board
          Authorized Signature
                                                    Secretary


                                         A-1

                                  (Back of Security)
                                    SHOWBOAT, INC.
                             13% SENIOR SUBORDINATED NOTE
                                  DUE AUGUST 1, 2009

                Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

                1. INTEREST. Showboat, Inc., a Nevada corporation (or any successor thereto as provided in the Indenture, the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below.

                The Company shall pay interest on the principal amount of this Note at the rate per annum of 13%. The Company will pay interest semi-annually on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date").

                Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. To the extent lawful, the Company shall pay interest on overdue principal (including post-petition interest in any proceeding under any Bankruptcy Law) at the rate of 1% per annum in excess of the then applicable interest rate on the Notes; it shall pay interest, (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

                2. METHOD OF PAYMENT.  The Company will pay interest on the
          Notes  (except  defaulted  interest)   to  the  Persons  who  are
          registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

                3. PAYING AGENT AND REGISTRAR. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any Guarantor may act in any such capacity.

                4. INDENTURE.   The  Company  issued  the  Notes  under  an
          Indenture dated as of August 10, 1994 (as it may be amended from time to time, the "Indenture") between the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are unsecured general obliga-tions of the Company limited to $150,000,000 in aggregate principal amount, of which $120,000,000 in principal amount of Notes will be issued on the Issue Date, and up to an additional $30,000,000 in principal amount of Notes may be issued from time to time by the Company. Regardless of the time of issuance, the Notes will constitute a single series or class of securities for all purposes under the Indenture, including in connection with any vote or consent.

                5. OPTIONAL REDEMPTION. Except as set forth below, the Company shall not have the option to redeem the Notes pursuant to
          Section 3.07 of the Indenture prior to August 1, 2001. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12 month period beginning on August 1 of the years indicated below:

                    YEAR                     PERCENTAGE
                    2001                     103.900%
                    2002                     102.600%
                    2003                     101.300%
                    2004 and thereafter      100.000%

                    6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                    7. REDEMPTION OR REPURCHASE AT OPTION OF HOLDER. Under certain circumstances, as provided in the Indenture, the Company may be required to make an offer to purchase all or a portion of the Notes. Holders of Notes that are subject to an offer to purchase will receive an offer to purchase from the Company prior to any related purchase date, and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                    8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its address of record. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.
                    9. SUBORDINATION. The Notes are subordinated to Senior Debt (as defined in the Indenture) (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed) and all Obligations (as defined in the Indenture) with respect thereto. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, to the subordination and authorizes the Trustee to give it effect.

                    10. TRANSFER REQUIRED BY THE GAMING AUTHORITIES. Notwithstanding the foregoing, each Holder, by accepting a Note, agrees that it any Gaming Authority requires that the Holder or beneficial owner of a Note must be licensed, qualified, or found suitable under the Gaming Control Act or other applicable laws, and such Holder or beneficial owner fails to apply for a license, qualification, or finding of suitable within 30 days after being requested to do so by the Gaming Authority, or if such Holder or beneficial owner is not so license, qualified or found suitable, the Company shall have the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days of receipt of such notice of such finding by the applicable Gaming Authority, or such earlier date as may be ordered by such Gaming Authority, or (ii) to call for the redemption of the Notes of such Holder or beneficial owner at the lesser of the principal amount thereof, or the price at which such Holder beneficial owner acquired the Notes, together with, in either case accrued interest to the earlier of the date of redemption of the date of the finding of unsuitability or disqualification by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority, Commencing on the date such Gaming Authority serves notice upon the Company that any Holder or beneficial owner is unsuitable or disqualified, it shall be unlawful for any such unsuitable or disqualified Holder or beneficial owner: (i) to receive any dividends or interest upon this Note; (ii) to exercise, directly or through any trustee or nominee, any right conferred by this Note; or (iii) to receive any remuneration in any form from the Company for services rendered or otherwise. The Company shall notify the Trustee in writing of any such redemption or finding or unsuitability or disqualification as soon as practicable, and the Trustee shall rely on such notice until it receives instructions from the Company to the contrary. The Holder or beneficial owner applying for a license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such finding of suitability or qualification.

                    11. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note se-lected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed, during the period between a record date and the corresponding Interest Payment Date.
                    12. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent, the Company and the Guarantors may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent, the Company nor any Guarantor shall be affected by notice to the contrary. The registered holder of a Note shall be treated as its owner for all purposes.

                    13. UNCLAIMED MONEY. If the money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, Holders of the Notes entitled to the money must look to the Company for payment unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                    14. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes) however, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held at the time of such consent by a non-consenting Holder):

                    (a) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

                    (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes;

                    (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                    (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                    (e) make any Note payable in money other than that stated in the Notes;

                    (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

                    (g) waive a redemption payment with respect to any Note;

                    (h)  make any change to the subordination provisions of
               Section 10.02 or Article 11 of the Indenture that adversely affects Holders;

                    (i) make any change in Section 6.07 of the Indenture or in the foregoing amendment and waiver provisions.

                    The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligations of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirements that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required to be sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture. Without the consent of any Holder, the Indenture or the Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for assumption of the Company's obligations to Holders in the case of a merger or consolidation or to make any change that would provide any additional rights or benefits to the Holders (including providing for Subsidiary Guarantees pursuant to Section 4.13 of the Indenture) or that does not adversely affect the rights of any Holder under the Indenture or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                    15. DEFAULTS AND REMEDIES. Events of Default include (as more fully described, and subject to, the terms and conditions of the Indenture): default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of the Indenture) by the Company or the Guarantors; default in payment when due of principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture) by the Company or the Guarantors; failure by the Company or the Guarantors for 30 days after notice to comply with Sections 4.07, 4.09, 4.10, 4.11, 4.12 or 4.15 of the Indenture; failure by the Company or the Guarantors for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Guarantor or any of their respective Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any Guarantor or any of their respective Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; failure by the Company or any Guarantor or any of their respective Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations or shall fail to comply with any obligations under its Subsidiary Guarantee; and certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any of their respective Restricted Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any of its Restricted Subsidiaries or any Guarantor which individually or as a group constitutes a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Company must furnish an annual compliance certificate to the Trustee.

                    16. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of Capital Stock, merge or consolidate with or into any Person or sell, lease, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, and engage in certain transactions with Affiliates. The limitations are subject to a number of important qualifications and exceptions.

                    17. GUARANTEES. Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) on the Notes is unconditionally guaranteed by the Guarantors pursuant to Article 10 of the Indenture.

                    18. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Guarantor or their respective Affiliates, and may otherwise deal with the Company, any Guarantor or their respective Affiliates, as if it were not Trustee.

                    19. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company, any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note and the Subsidiary Guarantees, if any, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                    20.  AUTHENTICATION.   This  Note  shall  not  be valid
          until authenticated by the manual signature of the Trustee or an authenticating agent.

                    21. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                    22. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                    23.  GOVERNING  LAW.   THE INTERNAL LAW OF THE STATE OF
          NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES, IF ANY.

                    The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                         Showboat, Inc.
                         2800 Fremont Street
                         Las Vegas, Nevada  89104
                         Telecopier No.: (702) 385-9678
                         Attention: Chief Financial Officer

                                         A-2
                                   Assignment Form


               To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

          _________________________________________________________________
            (Insert assignee's social security or tax identification no.)

          _______________________________________________________________

          ___________________________________________________________________

          __________________________________________________________________

          ____________________________________________________________________

                (Print or type assignee's name, address and zip code)

          and                                                   irrevocably
          appoint______________________________________________________
          agent  to  transfer  this Note on the books of the Company.   The
          agent may substitute another to act for him.

          Date: ______________________

                                                                       Your
          Signature:_________________________
                                         (Sign exactly as your name appears
          on the face of this Note)

          Signature Guarantee:
                                         A-3
                          Option of Holder to Elect Purchase

                If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

                | | Section 4.10   | | Section 4.15

                If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
          $___________


          Date:___________________   Your Signature:_____________________
                                     (Sign  exactly as your name appears on
          the Note)

                                     Tax Identification No.:________


          Signature Guarantee.




                                      EXHIBIT B

             Form of Supplemental Indenture to Be Delivered by Guarantors



                Supplemental Indenture (this "SUPPLEMENTAL INDENTURE"), dated as of ________________, between __________________ (the
          "GUARANTOR"), a subsidiary of Showboat, Inc. (or its successor), a Nevada corporation (the "COMPANY"), and Marine Midland Bank, a New York corporation, as trustee under the indenture referred to below (the "Trustee").

                                 W I T N E S S E T H

                WHEREAS, Showboat, Inc., a Nevada corporation has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of August 10, 1994, providing for the issuance of an aggregate principal amount of $150,000,000 of 13% Senior Subordinated Notes due 2009 (the "NOTES");

                WHEREAS, Section 4.13 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and
                WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

             1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

             2. Agreement to Guarantee. The Guarantor hereby agrees that its obligations to the Holder and the Trustee pursuant to this Subsidiary Guarantee shall be as expressly set forth in Article 10 of the Indenture and in such other provisions of the Indenture as are applicable to Guarantors, and reference is made to the Indenture for the precise terms of this Supplemental Indenture. The terms of Article 10 of the Indenture and such other provisions of the Indenture as are applicable to Guarantors are incorporated herein by reference.

             3. Execution and Delivery of Subsidiary Guarantees.

                (a)To evidence its Subsidiary  Guarantee  set forth in this
             Supplemental Indenture, the Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit C to the Indenture shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee after the date hereof.

                (b)Notwithstanding  the  foregoing,  the  Guarantor  hereby agrees that its Subsidiary Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                (c)If an Officer  whose  signature  is on this Supplemental
             Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

                (d)The delivery of any Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Guarantor.

             4. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder of the Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

             5. New York Law to Govern. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture and the Subsidiary Guarantee.

             6. Counterparts   The parties may sign any number of copies of
          this  Supplemental Indenture.   Each  signed  copy  shall  be  an
          original, but all of them together represent the same agreement.

             7. Effect  of  Headings.   The Section headings herein are for
          convenience only and shall not affect the construction hereof.



                IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


          Dated:  ____________ ___, ____[Guarantor]



                                     By:   ___________________________
                                        Name:
                                        Title:


          Dated:  ____________ ___, ____ Marine Midland Bank,
                                     as Trustee



                                     By:   ___________________________
                                        Name:
                                        Title:

                                         A-4
                                      EXHIBIT C
                    [FORM OF NOTATION ON SENIOR SUBORDINATED NOTE
                          RELATING TO SUBSIDIARY GUARANTEE]

                Each of the Guarantors listed below (hereinafter referred to as the "Guarantors", which term includes any successor or assign under the indenture (the "Indenture")), jointly and severally unconditionally guarantees that (i) the principal of and interest on the 13% Senior Subordinated Notes due August 1, 2009 (the "Notes") will be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal of and interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee under the indenture or the Notes will be promptly paid in full when due or performed, all in accordance with the terms of the Indenture and the Notes and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.

                The obligations of each Guarantor to the Holder and to the Trustee pursuant to this Guaranty and the Indenture are as expressly set forth in Article 10 of the Indenture and in such other provisions of the Indenture as are applicable to Guarantors, and reference is hereby made to such Indenture for the precise terms of this Guaranty.

                This is a continuing guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not a guarantee of collection.

                This Guaranty shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guaranty is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                THE TERMS OF ARTICLE 10 OF THE INDENTURE AND OTHER PROVISIONS OF THE INDENTURE AS ARE APPLICABLE TO THE GUARANTORS ARE INCORPORATED HEREIN BY REFERENCE.

                Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.



                                      EXHIBIT D

                               FORM OF ESCROW AGREEMENT



             This ESCROW AGREEMENT (the "AGREEMENT"), dated as of August 10, 1994, by and among National Westminster Bank of New Jersey (the "ESCROW AGENT"), Marine Midland Bank, as trustee for the benefit of the Holders of the Notes under the Indenture (the "Trustee") and Showboat, Inc., a Nevada corporation (the "COMPANY").

                                       RECITALS

             (a)Pursuant to that certain Indenture dated as of August 10, 1994, by and between the Company and the Trustee (the "INDENTURE"), the Company has issued $120,000,000 aggregate principal amount of its 13% Senior Subordinated Notes due 2009 (the "NOTES").

             (b)The Indenture requires the Company to deposit $100 million of the net proceeds from the offering of the Notes in the Escrow Account in order for the Company to meet its investment obligations with respect to Sydney Harbour Casino Holdings Limited ("SHCL").

             (c)The parties have entered into this Agreement to set forth the conditions upon which, and the manner in which, funds will be disbursed from the Escrow Account to permit, among other things, the Company to fund its investment obligations with respect to SHCL.

                                      AGREEMENT

             NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

             1. DEFINED TERMS. Capitalized terms used herein but not otherwise defined shall have the meaning given to them in the Indenture. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

             "ACCEPTABLE REPLACEMENT ESCROW AGENT" means a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, subject to supervision or examination by federal or state authority and having combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

             "ELIGIBLE INSTITUTION" means a commercial banking institution (which may include Escrow Agent and its affiliates) that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to Standard & Poor's Corporation ("S&P) or Moody's Investors Service, Inc. ("Moody's) at the time as of which any investment or rollover therein is made.

             "ESCROW ACCOUNT" means the escrow account established pursuant to Section 2(b) hereof.

             "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

             "MARKETABLE   SECURITIES"   means  (i) Government  Securities,
          (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution, (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher)
          according to Moody's, (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution, and (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

             "OFFERING" means the public offering of the Notes.

             "PROSPECTUS" means the prospectus in the form first used to confirm sales of the Notes.

             2. ESCROW ACCOUNT; ESCROW AGENT

             (a)APPOINTMENT OF ESCROW AGENT. The Company hereby appoints Escrow Agent, and Escrow Agent hereby accepts appointment, as escrow agent under the terms and conditions of this Agreement.

             (b)ESTABLISHMENT OF ESCROW ACCOUNT. Concurrently with the execution and delivery hereof, Escrow Agent shall establish the Escrow Account at its office at 2 Montgomery Street, Jersey City, NJ 07302. Immediately upon receipt, the Company shall deliver $100 million of the proceeds of the offering of the Notes to Escrow Agent for deposit into the Escrow Account. Escrow Agent shall issue a receipt, or an initial account statement as described in Section 2(g), evidencing and acknowledging Escrow Agent's receipt of the Deposit. Subject to the other terms and conditions of this Agreement, the Deposit shall be held for the benefit of the Company in the Escrow Account until disbursed in accordance with the terms hereof.

             (c)ESCROW AGENT COMPENSATION. Escrow Agent and any Acceptable Replacement Escrow Agent shall be compensated pursuant to a separate agreement between the Company and Escrow Agent or such Acceptable Replacement Escrow Agent. Such compensation shall not be chargeable against the Escrow Account.

             (d)INVESTMENT OF THE DEPOSIT. The Deposit shall be invested and reinvested upon the following terms and conditions:


                    (i)  ACCEPTABLE  INVESTMENTS.   The  Deposit  shall  be
          invested and reinvested in Marketable Securities in accordance with the Company's written instructions to Escrow Agent. Escrow Agent shall invest the Deposit in Marketable Securities designated by the Company from time to time. All such Marketable Securities shall be assigned to Escrow Agent, for the benefit of the Company.

                   (ii)  INTEREST.   All  interest  earned  on  the Deposit
          invested in such Marketable Securities shall be paid to the Company.

               (e)  LIMITATION ON ESCROW AGENT'S RESPONSIBILITIES

                    (i) Escrow Agent's duties and responsibilities shall be limited to those expressly set froth in this Agreement and are purely ministerial in nature. Escrow Agent shall not be subject to, or obligated to recognize, any other agreement to which the Company, the Trustee, or either of them may be a party. References in this Agreement to any such agreement are for identification and definitional purposes only.

                   (ii) Escrow Agent shall have no obligation with respect to the Escrow Account other than to follow faithfully instructions contained in this Agreement or deliver to Escrow Agent in accordance with this Agreement. Escrow Agent may rely and act upon any written notice, instruction, direction, request, waiver, consent, receipt, or other paper or document (the "Instructions") which it believes in good faith to be genuine and what it purports to be. Escrow Agent shall not be subject to any liability with respect to the form, execution, or validity of any such Instruction. The Escrow Agent shall not be liable for verifying the accuracy of any certifications made by the Company in connection with this Agreement.

                  (iii) Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for doing anything which, in good faith, it may do or refrain from doing in connection with the Escrow Account, except in each case in the event of Escrow Agent's gross negligence or wilful misconduct.

               (f)  SUBSTITUTION OF ESCROW AGENT

                    (i)  The  Company shall have the right to cause  Escrow
          Agent to be relieved of its duties hereunder and to select a substitute escrow agent to serve hereunder (provided such substitute escrow agent is an Acceptable Replacement Escrow Agent), upon the expiration of 30 days following delivery of written notice of substitution to Escrow Agent and the Trustee. Upon selection of such substitute escrow agent, such substitute escrow agent and the parties hereto other than the substituted escrow agent shall enter into an agreement substantially identical to this Agreement and, thereafter, Escrow Agent shall be relieved of its duties and obligations to perform hereunder, except that Escrow Agent shall transfer to the substitute escrow agent upon request therefor all funds and marketable Securities maintained by Escrow Agent hereunder and copies of all books, records, plans and other documents in Escrow Agent's possession relating to such funds or Marketable Securities or this Agreement.

                   (ii)  Escrow Agent,  or any substitute escrow agent, may
          at any time resign and be discharged of its duties and obligations under this Agreement by giving at least 30 days' notice to the Company and the Trustee. The Company shall appoint an Acceptable Replacement Escrow Agent as substitute escrow agent within such thirty day period.

                  (iii) If the Company fails to appoint a substitute escrow agent as required under paragraph (ii) above, Escrow Agent shall deliver all assets held in the Escrow Account to an Acceptable Replacement Escrow Agent of either its choosing or as appointed by a court upon application therefor.

                   (iv) Escrow Agent shall be discharged from any further duties under this Agreement upon its transfer of the assets held in the Escrow Account to an Acceptable Replacement Escrow Agent.

               (g) ESCROW ACCOUNT STATEMENT. Upon receipt of the initial escrow funds and upon the request of the Company from time to time thereafter (but not less frequently than monthly), Escrow Agent shall deliver to the Company a statement setting forth with reasonable particularity the balance of funds then in the Escrow Account (including all investments) and the manner in which such funds are invested. The parties hereto irrevocably instruct Escrow Agent that on the first date upon which the balance in the Escrow Account (including the holdings of all Marketable Securities) is reduced to zero, Escrow Agent shall deliver to the Trustee a notice that the balance in the Escrow Account has been reduced to zero.

               (h)  OTHER POWERS OF ESCROW AGENT

                    (i) Escrow Agent may register any investments held by the Escrow Account in its nominee name without increase or decrease of liability.

                   (ii) Escrow Agent may consult with and obtain advice from legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or any of Escrow Agent's duties under this Agreement, and Escrow Agent shall incur no liability in acting in good faith in accordance with the advice of such counsel.

               (i) INCUMBENCY CERTIFICATE. The Company and the Trustee each shall provide a certificate to Escrow Agent as to the incumbency and signatures of those individuals authorized to provide instructions relating to the Escrow Account or to execute documents to be provided to Escrow Agent. The Company and the Trustee also shall promptly notify Escrow Agent of any changes to such a certificate. Escrow Agent may rely on the accuracy and completeness of any such certificate unless and until it has received an acceptable replacement certificate. All certificates provided under this Section 2(i) shall be executed by the applicable party's corporate secretary or assistant secretary or, if the party does not have a corporate secretary or assistant secretary, by a comparable officer.

               3.   DISBURSEMENTS

               (a) FUNDING OF INVESTMENT IN SHCL. Upon receiving certification from the Company that SHCL, or a Subsidiary of SHCL, has received Australian Gaming Approval and Management Contract Approval, Escrow Agent shall release the Deposit and any interest accrued thereon to the Company, or any other Subsidiary or Affiliate of the Company, as the Company may direct; provided, however, that the Company may use the Deposit released to it only to make its investment in SHCL, or as otherwise provided by the terms of the Indenture. Such certification from the Company to Escrow Agent shall contain a certification by a duly elected and authorized officer of the Company to the effect that Australian Gaming Approval and Management Contract Approval have occurred, a copy of notification to that effect from the New South Wales Casino Control Authority (if such notification is in writing), and a representation by the Company that the Deposit being released to it is being used to fund the Company's investment obligations with respect to SHCL.

               (b)  OFFERS TO PURCHASE.  In the event that Escrow Agent has not received notification from the Company in the manner specified above that Australian Gaming Approval and Management Contract Approval have occurred on or prior to the first anniversary of the offering of the Notes, then, subsequent to the Company's offer to Holders to purchase the Notes as required by the Indenture, Escrow Agent shall release the funds in the Escrow Account in an amount and in a manner as specified in a joint written notice to Escrow Agent from the Company and the Trustee. Such joint notice shall be executed by a duly elected and authorized officer of each of the Company and the Trustee.

               (c) Any funds remaining in the Escrow Account after the release of the Deposit in accordance with Sections 3(a) and (b) hereof shall be released to the Company upon request and may be used for general corporate purposes.

               (d) Any funds in the Escrow Account to be released pursuant to the terms of this Section 3 shall only be released if Escrow Agent shall not have received any notice from the Trustee that as a result of an Event of Default, the indebtedness represented by the Notes has been accelerated and has become due and payable.

               4. INDEMNITY. The Company shall indemnify, hold harmless and defend Escrow Agent and its respective directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, investigative fees and costs, reasonable legal fees, and claims for damages, arising from Escrow Agent's performance under this Agreement, except to the extent that such liability, expense or claim is directly attributable to the gross negligence or wilful misconduct of such indemnified person. In connection with any claim, action, obligation, liability or expense for which indemnification is sought by Escrow Agent hereunder, Escrow Agent shall be entitled to recover its costs as incurred from funds available in the Escrow Account.

               5. TERMINATION. This Agreement shall terminate automatically following disbursement of all funds remaining in the Escrow Account, unless sooner terminated by agreement of the parties hereto.

               6.   MISCELLANEOUS

               (a) WAIVER. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

               (b) INVALIDITY. If, for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

               (c) ASSIGNMENT. This Agreement is personal to the parties hereto, and the rights and duties of any party hereunder shall not be assignable except with the prior written consent of the other parties. In any event, this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

               (d) BENEFIT. The parties hereto, the Holders of the Notes and their respective permitted assigns, but no others, shall be bound hereby and entitled to the benefits hereof.

               (e) TIME. Time is of the essence of each provision of this Agreement.

               (f) CHOICE OF LAW. The existence, validity, construction, operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the laws of the State of New York.

               (g) ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and commitments, whether oral or written. This Agreement may be amended only by a writing signed by duly authorized representatives of all parties.

               (h) NOTICES. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of hand delivery; or (b) three business days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as follows:

                    To Escrow Agent:

                         National Westminster Bank of New Jersey
                         2 Montgomery Street
                         Jersey City, NJ  07302
                         Attention:  Francine Asselta

                    To the Trustee:

                         Marine Midland Bank
                         140 Broadway
                         New York, NY  10005-1180
                         Telecopier No:  212/658-6425
                         Attention:  Eileen M. Hughes

                    To the Company:

                         Showboat, Inc.
                         2800 Fremont Street
                         Las Vegas, NV  89104
                         Telecopier No:  702/385-9678
                         Attention:  Leann Schneider


          or at such other address as the specified entity most recently may have designated in writing in accordance with this section to the others.

               (ii) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

               (iii)CAPTIONS.    Captions   in   this   Agreement  are  for
          convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement


                                         A-5
               IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the day first above written.

          ESCROW AGENT:               NATIONAL   WESTMINSTER  BANK  OF  NEW
          JERSEY



                                      By:
          ___________________________________
                                          Name:
                                          Title:


          TRUSTEE:                    MARINE MIDLAND BANK



                                      By:
          ___________________________________
                                          Name:
                                          Title:


          COMPANY:                    SHOWBOAT, INC.



                                      By:
          ___________________________________
                                          Name:
                                          Title:

          Acknowledged:

          OCEAN SHOWBOAT, INC.



          By: _________________________________
              Name:
              Title:


          ATLANTIC CITY SHOWBOAT, INC.



          By: _________________________________
              Name:
              Title:

          SHOWBOAT OPERATING COMPANY



          By: _________________________________
              Name:
              Title:

                                         A-6